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                         FALLBROOK NATIONAL BANK

                        401(K) PROFIT SHARING PLAN


Defined Contribution Plan 7.7

Restated January 1, 1998

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                             TABLE OF CONTENTS

INTRODUCTION

ARTICLE I              FORMAT AND DEFINITIONS

    Section 1.01  ---  Format
    Section 1.02  ---  Definitions

ARTICLE II             PARTICIPATION

    Section 2.01  ---  Active Participant
    Section 2.02  ---  Inactive Participant
    Section 2.03  ---  Cessation of Participation

ARTICLE III            CONTRIBUTIONS

    Section 3.01  ---  Employer Contributions
    Section 3.01A ---  Rollover Contributions
    Section 3.02  ---  Forfeitures
    Section 3.03  ---  Allocation
    Section 3.04  ---  Contribution Limitation
    Section 3.05  ---  Excess Amounts

ARTICLE IV             INVESTMENT OF CONTRIBUTIONS

    Section 4.01  ---  Investment of Contributions
    Section 4.01A ---  Investment in Qualifying Employer Securities
    Section 4.01B ---  Limitation on Investment in Qualifying Employer
                       Securities by Some Participants

ARTICLE V              BENEFITS

    Section 5.01  ---  Retirement Benefits
    Section 5.02  ---  Death Benefits
    Section 5.03  ---  Vested Benefits
    Section 5.04  ---  When Benefits Start
    Section 5.05  ---  Withdrawal Privileges
    Section 5.06  ---  Loans to Participants


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ARTICLE VI              DISTRIBUTION OF BENEFITS

    Section 6.01  ---   Automatic Forms of Distribution
    Section 6.02  ---   Optional Forms of Distribution and Distribution
                        Requirements
    Section 6.02A ---   Distributions in Qualifying Employer Securities
    Section 6.03  ---   Election Procedures
    Section 6.04  ---   Notice Requirements

ARTICLE VII             TERMINATION OF PLAN

ARTICLE VIII            ADMINISTRATION OF PLAN

    Section 8.01   ---  Administration
    Section 8.02   ---  Records
    Section 8.03   ---  Information Available
    Section 8.04   ---  Claim and Appeal Procedures
    Section 8.05   ---  Unclaimed Vested Account Procedure
    Section 8.06   ---  Delegation of Authority

ARTICLE IX              GENERAL PROVISIONS

    Section 9.01   ---  Amendments
    Section 9.02   ---  Direct Rollovers
    Section 9.03   ---  Mergers and Direct Transfers
    Section 9.04   ---  Provisions Relating to the Insurer and Other Parties
    Section 9.05   ---  Employment Status
    Section 9.06   ---  Rights to Plan Assets
    Section 9.07   ---  Beneficiary
    Section 9.08   ---  Nonalienation of Benefits
    Section 9.09   ---  Construction
    Section 9.10   ---  Legal Actions
    Section 9.11   ---  Small Amounts
    Section 9.12   ---  Word Usage
    Section 9.13   ---  Transfers Between Plans

ARTICLE X               TOP-HEAVY PLAN REQUIREMENTS

    Section 10.01  ---  Application
    Section 10.02  ---  Definitions
    Section 10.03  ---  Modification of Vesting Requirements
    Section 10.04  ---  Modification of Contributions
    Section 10.05  ---  Modification of Contribution Limitation

PLAN EXECUTION


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                                 INTRODUCTION

     The Primary Employer previously established a 401(k) profit sharing plan on January 1, 1986.

     The Primary Employer is of the opinion that the plan should be changed. It believes that the best means to accomplish these changes is to completely restate the plan's terms, provisions and conditions. The restatement, effective January 1, 1998, is set forth in this document and is substituted in lieu of the prior document.

     The restated plan continues to be for the exclusive benefit of employees of the Employer. All persons covered under the plan on December 31, 1997, shall continue to be covered under the restated plan with no loss of benefits.

     It is intended that the plan, as restated, shall qualify as a profit sharing plan under the Internal Revenue Code of 1986, including any later amendments to the Code.


INTRODUCTION                           5

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                               ARTICLE I

                         FORMAT AND DEFINITIONS

SECTION 1.01--FORMAT.

     Words and phrases defined in the DEFINITIONS SECTION of Article I shall have that defined meaning when used in this Plan, unless the context clearly indicates otherwise.

     These words and phrases have an initial capital letter to aid in identifying them as defined terms.

SECTION 1.02--DEFINITIONS.

     ACCOUNT means, for a Participant, his share of the Investment Fund. Separate accounting records are kept for those parts of his Account that result from:

     (a)  Elective Deferral Contributions

     (b)  Matching Contributions

     (c)  Other Employer Contributions

     (d)  Rollover Contributions

     A Participant's Account shall be reduced by any distribution of his Vested Account and by any Forfeitures. A Participant's Account will participate in the earnings credited, expenses charged and any appreciation or depreciation of the Investment Fund. His Account is subject to any minimum guarantees applicable under the Group Contract or other investment arrangement.

     ACCRUAL COMPUTATION PERIOD means a 12-consecutive month period ending on the last day of each Plan Year, including corresponding 12-consecutive month periods before January 1, 1986.

     ACTIVE PARTICIPANT means an Eligible Employee who is actively participating in the Plan according to the provisions in the ACTIVE PARTICIPANT SECTION of Article II.

     AFFILIATED SERVICE GROUP means any group of corporations, partnerships or other organizations of which the Employer is a part and which is affiliated within the meaning of Code Section 414(m) and regulations thereunder. Such a group includes at least two organizations one of which is either a service organization (that is, an organization the principal business of which is performing services), or an organization the principal business of which is performing management functions on a regular and continuing basis. Such service is of a type historically performed by employees. In the case of a management organization, the Affiliated Service Group shall include organizations related, within the meaning of Code Section 144(a)(3), to either the management organization or the organization for which it performs management functions. The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group.

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     ANNUAL COMPENSATION means, on any given date, the Employee's Compensation for the latest Compensation Year ending on or before the given date.

     ANNUITY STARTING DATE means, for a Participant, the first day of the first period for which an amount is payable as an annuity or any other form.

     BENEFICIARY means the person or persons named by a Participant to receive any benefits under this Plan upon the Participant's death. See the BENEFICIARY SECTION of Article IX.

     CLAIMANT means any person who has made a claim for benefits under this Plan. See the CLAIM AND APPEAL PROCEDURES SECTION of Article VIII.

     CODE means the Internal Revenue Code of 1986, as amended.

     COMPENSATION means, except as modified in this definition, the total earnings paid or made available to an Employee by the Employer or a Predecessor Employer during any specified period.

     "Earnings" in this definition means Compensation as defined in the CONTRIBUTION LIMITATION SECTION of Article III.

     Compensation shall also include elective contributions. Elective contributions are amounts excludable from the Employee's gross income under Code Sections 125, 402(e)(3), 402(h) or 403(b), and contributed by the Employer, at the Employee's election, to a Code Section 401(k) arrangement, a simplified employee pension, cafeteria plan or tax-sheltered annuity. Elective contributions also include Compensation deferred under a Code Section 457 plan maintained by the Employer and Employee contributions "picked up" by a governmental entity and, pursuant to Code Section 414(h)(2), treated as Employer contributions.

     For purposes of the EXCESS AMOUNTS SECTION of Article III, the Employer may elect to use an alternative nondiscriminatory definition of Compensation in accordance with the regulations under Code Section 414(s).

     For purposes of determining the amount of Elective Deferral
     Contributions, Compensation shall exclude reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits.

     For Plan Years beginning after December 31, 1988, and before January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any year shall not exceed $200,000. For Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any year shall not exceed $150,000.

     The $200,000 limit shall be adjusted by the Secretary at the same time and in the same manner as under Code Section 415(d). The $150,000 limit shall be adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which pay is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than

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     12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     In determining the Compensation of a Participant for purposes of the annual compensation limit, the rules of Code Section 414(q)(6) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted annual compensation limit is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity) the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this definition prior to the application of this limitation.

     If Compensation for any prior determination period is taken into account in determining a Participant's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1989, which are used to determine benefits in Plan Years beginning after December 31, 1988 and before January 1, 1994, the annual compensation limit is $200,000. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, which are used to determine benefits in Plan Years beginning on or after January 1, 1994, the annual compensation limit is $150,000.

     Compensation means, for an Employee who is a Leased Employee, the Employee's Compensation for the services he performs for the Employer, determined in the same manner as the Compensation of Employees who are not Leased employees, regardless of whether such Compensation would be received directly from the Employer or from the leasing organization.

     COMPENSATION YEAR means each one-year period ending on the last day of the Plan Year, including corresponding periods before January 1, 1986.

     CONTINGENT ANNUITANT means an individual named by the Participant to receive a lifetime benefit after the Participant's death in accordance with a survivorship life annuity.

     CONTRIBUTIONS means

         Elective Deferral Contributions
         Matching Contributions
         Discretionary Contributions
         Rollover Contributions

     as set out in Article III, unless the context clearly indicates otherwise.

     CONTROLLED GROUP means any group of corporations, trades or businesses of which the Employer is a part that are under common control. A Controlled Group includes any group of corporations, trades or businesses, whether or not incorporated, which is either a parent-subsidiary group, a brother-sister group, or a combined group within the meaning of Code
     Section 414(b), Code Section 414(c) and regulations thereunder and, for purposes of determining contribution limitations under the CONTRIBUTION LIMITATION SECTION of Article III, as modified by Code Section 415(h) and, for the

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     purpose of identifying Leased Employees, as modified by Code Section
     144(a)(3). The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group and any other employer required to be aggregated with the Employer under Code Section 414(o) and the regulations thereunder.

     DIRECT ROLLOVER means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

     DISCRETIONARY CONTRIBUTIONS means discretionary contributions made by the Employer to fund this Plan. See the EMPLOYER CONTRIBUTIONS SECTION of Article III.

     DISTRIBUTEE means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

     EARLY RETIREMENT DATE means the first day of any month before a Participant's Normal Retirement Date which the Participant selects for the start of his retirement benefit. This day shall be on or after the date on which he ceases to be an Employee and the date he meets the following requirement(s):

     (a)  He has attained age 55.

     (b)  He has completed ten years of Vesting Service.

     ELECTIVE DEFERRAL CONTRIBUTIONS means Contributions made by the Employer to fund this Plan in accordance with a qualified cash or deferred arrangement as described in Code Section 401(k). See the EMPLOYER CONTRIBUTIONS SECTION of Article III.

     ELIGIBILITY SERVICE means an Employee's Period of Service. If he has more than one Period of Service, or if all or a part of a Period of Service is not counted, his Eligibility Service shall be determined by adjusting his Employment Commencement Date so that he has one continuous period of Eligibility Service equal to the aggregate of all his countable Periods of Service. An Employee's Eligibility Service shall be determined on the basis that 30 days equal one month and 365 days equal one year.

     However, Eligibility Service is modified as follows:

     Predecessor Employer service included:

          An Employee's service with a Predecessor Employer shall be included as service with the Employer.

     Period of Military Duty included:

          A Period of Military Duty shall be included as service with the Employer to the extent it has not already been credited.


                                    9

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     Period of Severance included (service spanning rule):

          A Period of Severance shall be deemed to be a Period of Service under either of the following conditions:

          (a) the Period of Severance immediately follows a period during which an Employee is not absent from work and ends within 12 months; or

          (b) the Period of Severance immediately follows a period during which an Employee is absent from work for any reason other than quitting, being discharged or retiring (such as a leave of absence or layoff) and ends within 12 months of the date he was first absent.

     Controlled Group service included:

          An Employee's service with a member firm of a Controlled Group while both that firm and the Employer were members of the Controlled Group shall be included as service with the Employer.

     ELIGIBLE EMPLOYEE means any Employee of the Employer.

     ELIGIBLE RETIREMENT PLAN means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code
     Section 403(a) or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution.

     However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     ELIGIBLE ROLLOVER DISTRIBUTION means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

     (a) Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more.

     (b) Any distribution to the extent such distribution is required under Code Section 401(a)(9).

     (c) The portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     EMPLOYEE means an individual who is employed by the Employer or any other employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m) or (o). A Controlled Group member is required to be aggregated with the Employer.

     The term Employee shall also include any Leased Employee deemed to be an employee of any employer described in the preceding paragraph as provided in Code Sections 414(n) or 414(o).

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     EMPLOYER means the Primary Employer. This will also include any successor corporation or firm of the Employer which shall, by written agreement, assume the obligations of this Plan or any predecessor corporation or firm of the Employer (absorbed by the Employer, or of which the Employer was once a part) which became a predecessor because of a change of name, merger, purchase of stock or purchase of assets and which maintained this Plan.

     EMPLOYER CONTRIBUTIONS means

          Elective Deferral Contributions
          Matching Contributions
          Discretionary Contributions

     as set out in Article III, unless the context clearly indicates otherwise.

     EMPLOYMENT COMMENCEMENT DATE means the date an Employee first performs an Hour-of-Service.

     ENTRY DATE means the date an Employee first enters the Plan as an Active Participant. See the ACTIVE PARTICIPANT SECTION of Article II.

     FISCAL YEAR means the Primary Employer's taxable year. The last day of the Fiscal Year is December 31.

     FORFEITURE means the part, if any, of a Participant's Account that is forfeited. See the FORFEITURES SECTION of Article III.

     GROUP CONTRACT means the group annuity contract or contracts into which the Trustee enters with the Insurer for the investment of Contributions and the payment of benefits under this Plan. The term Group Contract as it is used in this Plan is deemed to include the plural unless the context clearly indicates otherwise.

     HIGHLY COMPENSATED EMPLOYEE means a highly compensated active Employee or a highly compensated former Employee.

     A highly compensated active Employee means any Employee who performs service for the Employer during the determination year and who, during the look-back year is:

     (a) An Employee who is a 5% owner, as defined in Section 416(i)(1)(B)(i), at any time during the determination year or the look-back year.

     (b) An Employee who receives compensation in excess of $75,000 (indexed in accordance with Section 415(d) during the look-back year.

     (c) An Employee who receives compensation in excess of $50,000 (indexed in accordance with Section 415(d) during the look-back year and is a member of the top-paid group for the look-back year.

     (d) An Employee who is an officer, within the meaning of Section 416(i), during the look-back year and who receives compensation in the look-back year greater than 50% of the dollar limitation in


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            effect under Section 415(b)(1)(A) for the calendar year in which the look-back year begins. The number of officers is limited to 50 (or, if lesser, the greater of 3 employees or 10% of employees) excluding those employees who may be excluded in determining the top-paid group.

    (e) An Employee who is both described in paragraph b, c or d above when these paragraphs are modified to substitute the determination year for the look-back year and one of the 100 Employees who receive the most compensation from the Employer during the determination year.

    If no officer has satisfied the compensation requirement of (c) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

    For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

    A highly compensated former Employee means any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

    If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most highly compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the family member and the 5 percent owner or top-ten highly compensated Employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten highly compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5 percent owner or top-ten highly compensated Employee. For purposes of this definition, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

    Compensation is compensation within the meaning of Code Section 415(c)(3), including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity. The top-paid group consists of the top 20% of employees ranked on the basis of compensation received during the year.

    Employers aggregated under Section 414(b), (c), (m) or (o) are treated as a single Employer.

    HOUR-OF-SERVICE means, for the elapsed time method of crediting service in this Plan, each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer. Hour-of-Service means, for the hours method of crediting service in this Plan, the following:

    (a) Each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer during the applicable computation period.

    (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer because of a period of time in which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability),


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            layoff, jury duty, military duty or leave of absence.
            Notwithstanding the preceding provisions of this subparagraph (b), no credit will be given to the Employee

            (1)    for more than 501 Hours-of-Service under this subparagraph
                   (b) because of any single continuous period in which the Employee performs no duties (whether or not such period occurs in a single computation period); or

            (2) for an Hour-of-Service for which the Employee is directly or indirectly paid, or entitled to payment, because of a period in which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's or workmen's compensation, or unemployment compensation or disability insurance laws; or

            (3) for an Hour-of-Service for a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.

            For purposes of this subparagraph (b), a payment shall be deemed to be made by, or due from the Employer, regardless of whether such payment is made by, or due from the Employer, directly or indirectly through, among others, a trust fund or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate.

    (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours-of-Service shall not be credited both under subparagraph (a) or subparagraph (b) above (as the case may be) and under this subparagraph (c). Crediting of Hours-of-Service for back pay awarded or agreed to with respect to periods described in subparagraph (b) above will be subject to the limitations set forth in that subparagraph.

    The crediting of Hours-of-Service above shall be applied under the rules of paragraphs (b) and (c) of the Department of Labor Regulation 2530.200b-2 (including any interpretations or opinions implementing said rules); which rules, by this reference, are specifically incorporated in full within this Plan. The reference to paragraph (b) applies to the special rule for determining hours of service for reasons other than the performance of duties such as payments calculated (or not calculated) on the basis of units of time and the rule against double credit. The reference to paragraph (c) applies to the crediting of hours of service to computation periods.

    Hours-of-Service shall be credited for employment with any other employer required to be aggregated with the Employer under Code Sections 414(b),
    (c), (m) or (o) and the regulations thereunder for purposes of eligibility and vesting. Hours-of-Service shall also be credited for any individual who is considered an employee for purposes of this Plan pursuant to Code Section 414(n) or Code Section 414(o) and the regulations thereunder.

    Solely for purposes of determining whether a one-year break in service has occurred for eligibility or vesting purposes, during a Parental Absence an Employee shall be credited with the Hours-of-Service which otherwise would normally have been credited to the Employee but for such absence, or in any case in which such hours cannot be determined, eight Hours-of-Service per day of such absence. The Hours-of-Service credited under this paragraph shall be credited in the computation period in which the

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    absence begins if the crediting is necessary to prevent a break in service in that period; or in all other cases, in the following computation period.

    INACTIVE PARTICIPANT means a former Active Participant who has an Account. See the INACTIVE PARTICIPANT SECTION of Article II.

    INSURER means Principal Mutual Life Insurance Company and any other insurance company or companies named by the Trustee or Primary Employer.

    INVESTMENT FUND means the total assets held for the purpose of providing benefits for Participants. These funds result from Contributions made under the Plan.

    INVESTMENT MANAGER means any fiduciary (other than a trustee or Named Fiduciary)

    (a) who has the power to manage, acquire, or dispose of any assets of the Plan; and

    (b) who (1) is registered as an investment adviser under the Investment Advisers Act of 1940, or (2) is a bank, as defined in the Investment Advisers Act of 1940, or (3) is an insurance company qualified to perform services described in subparagraph (a) above under the laws of more than one state; and

    (c) who has acknowledged in writing being a fiduciary with respect to the Plan.

    LATE RETIREMENT DATE means the first day of any month which is after a Participant's Normal Retirement Date and on which retirement benefits begin. If a Participant continues to work for the Employer after his Normal Retirement Date, his Late Retirement Date shall be the earliest first day of the month on or after he ceases to be an Employee. An earlier or a later Retirement Date may apply if the Participant so elects. An earlier Retirement Date may apply if the Participant is age 70 1/2. See the WHEN BENEFITS START SECTION of Article V.

    LEASED EMPLOYEE means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to service performed for the recipient employer shall be treated as provided by the recipient employer.

    A Leased Employee shall not be considered an employee of the recipient if:

    (a)    such employee is covered by a money purchase pension plan providing
           (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Sections 125, 402(e)(3), 402(h) or 403(b), (2) immediate participation, and
           (3) full and immediate vesting and

    (b) Leased Employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.


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    LOAN ADMINISTRATOR means the person or positions authorized to administer the Participant loan program.

    The Loan Administrator is Karen Kaligian.

    MATCHING CONTRIBUTIONS means matching contributions made by the Employer to fund this Plan. See the EMPLOYER CONTRIBUTIONS SECTION of Article III.

    MONTHLY DATE means each Yearly Date and the same day of each following month during the Plan Year beginning on such Yearly Date.

    NAMED FIDUCIARY means the person or persons who have authority to control and manage the operation and administration of the Plan.

    The Named Fiduciary is the Employer.

    NONHIGHLY COMPENSATED EMPLOYEE means an Employee of the Employer who is neither a Highly Compensated Employee nor a family member.

    NORMAL FORM means a single life annuity with installment refund.

    NORMAL RETIREMENT AGE means the age at which the Participant's normal retirement benefit becomes nonforfeitable. A Participant's Normal Retirement Age is the older of age 65 or his age on the date five years after his Entry Date.

    NORMAL RETIREMENT DATE means the earliest first day of the month on or after the date the Participant reaches his Normal Retirement Age. Unless otherwise provided in this Plan, a Participant's retirement benefits shall begin on a Participant's Normal Retirement Date if he has ceased to be an Employee on such date and has a Vested Account. Even if the Participant is an Employee on his Normal Retirement Date, he may choose to have his retirement benefit begin on such date. See the WHEN BENEFITS START SECTION of Article V.

    PARENTAL ABSENCE means an Employee's absence from work which begins on or after the first Yearly Date after December 31, 1984,

    (a)  by reason of pregnancy of the Employee,

    (b)  by reason of birth of a child of the Employee,

    (c) by reason of the placement of a child with the Employee in connection with adoption of such child by such Employee, or

    (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

    PARTICIPANT means either an Active Participant or an Inactive Participant.

    PERIOD OF MILITARY DUTY means, for an Employee

    (a)  who served as a member of the armed forces of the United States, and

    (b) who was reemployed by the Employer at a time when the Employee had a right to reemployment in accordance with seniority rights as protected under Section 2021 through 2026 of Title 38 of the U.S. Code, the period of time from the date the Employee was first absent from active work for the Employer because of such military duty to the date the Employee was reemployed.

    PERIOD OF SERVICE means a period of time beginning on an Employee's Employment Commencement Date or Reemployment Commencement Date (whichever applies) and ending on his Severance from Service Date.

    PERIOD OF SEVERANCE means a period of time beginning on an Employee's Severance from Service Date and ending on the date he again performs an Hour-of-Service.

    A one-year Period of Severance means a Period of Severance of 12 consecutive months.

    Solely for purposes of determining whether a one-year Period of Severance has occurred for eligibility or vesting purposes, the 12-consecutive month period beginning on the first anniversary of the first date of a Parental Absence shall not be a one-year Period of Severance.

    PLAN means the 401(k) profit sharing plan of the Employer set forth in this document, including any later amendments to it.

    PLAN ADMINISTRATOR means the person or persons who administer the Plan.

    The Plan Administrator is the Employer.

    PLAN YEAR means a period beginning on a Yearly Date and ending on the day before the next Yearly Date.

    PREDECESSOR EMPLOYER means a firm absorbed by the Employer by change of name, merger, acquisition or a change of corporate status which maintained a qualified retirement plan or a firm of which the Employer was once a part which maintained a qualified retirement plan.

    PRIMARY EMPLOYER means Fallbrook National Bank.

    QUALIFIED JOINT AND SURVIVOR FORM means, for a Participant who has a spouse, an immediate survivorship life annuity with installment refund, where the survivorship percentage is 50% and the Contingent Annuitant is the Participant's spouse. A former spouse will be treated as the spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p). If a Participant does not have a spouse, the Qualified Joint and Survivor Form means the Normal Form.

    The amount of benefit payable under the Qualified Joint and Survivor Form shall be the amount of benefit which may be provided by the Participant's Vested Account.

    QUALIFIED PRERETIREMENT SURVIVOR ANNUITY means a single life annuity with installment refund payable to the surviving spouse of a Participant who dies before his Annuity Starting Date. A former spouse will be treated as the surviving spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

    QUALIFYING EMPLOYER SECURITIES means any instrument issued by the Employer and meeting the requirements of Section 4975(e)(8) of the Code.

    QUALIFYING EMPLOYER SECURITIES ACCOUNT means for a Participant, his share of Qualifying Employer Securities.

    REEMPLOYMENT COMMENCEMENT DATE means the date an Employee first performs an Hour-of-Service following a Period of Severance.

    REENTRY DATE means the date a former Active Participant reenters the Plan. See the ACTIVE PARTICIPANT SECTION of Article II.

    RETIREMENT DATE means the date a retirement benefit will begin and is a Participant's Early, Normal or Late Retirement Date, as the case may be.

    ROLLOVER CONTRIBUTIONS means the Rollover Contributions which are made by or for a Participant according to the provisions of the ROLLOVER CONTRIBUTIONS SECTION of Article III.

    SEVERANCE FROM SERVICE DATE means the earlier of

    (a) the date on which an Employee quits, retires, dies or is discharged, or

    (b) the first anniversary of the date an Employee begins a one-year absence from service (with or without pay). This absence may be the result of any combination of vacation, holiday, sickness, disability, leave of absence or layoff.

    Solely to determine whether a one-year Period of Severance has occurred for eligibility or vesting purposes for an Employee who is absent from service beyond the first anniversary of the first day of a Parental Absence, Severance from Service Date is the second anniversary of the first day of the Parental Absence. The period between the first and second anniversaries of the first day of the Parental Absence in not a Period of Service and is not a Period of Severance.

    TEFRA means the Tax Equity and Fiscal Responsibility Act of 1982.

    TEFRA COMPLIANCE DATE means the date a plan is to comply with the provisions of TEFRA. The TEFRA Compliance Date as used in this Plan is,

    (a)  for purposes of contribution limitations, Code Section 415,

             (1) if the plan was in effect on July 1, 1982, the first day of the first limitation year which begins after December 31, 1982, or

         (2) if the plan was not in effect on July 1, 1982, the first day of the first limitation year which ends after July 1, 1982.

    (b) for all other purposes, the first Yearly Date after December 31, 1983.

    TOTALLY AND PERMANENTLY DISABLED means that a Participant is disabled, as a result of sickness or injury, to the extent that he is prevented from engaging in any substantial gainful activity, and is eligible for and receives a disability benefit under Title II of the Federal Social Security Act.

    TRUST means an agreement of trust between the Primary Employer and Trustee established for the purpose of holding and distributing the Trust Fund under the provisions of the Plan. The Trust may provide for the investment of all or any portion of the Trust Fund in the Group Contract.

    TRUST FUND means the total funds held under the Trust for the purpose of providing benefits for Participants. These funds result from Contributions made under the Plan which are forwarded to the Trustee to be deposited in the Trust Fund.

    TRUSTEE means the trustee or trustees under the Trust. The term
    Trustee as it is used in this Plan is deemed to include the plural unless the context clearly indicates otherwise.

    VALUATION DATE means the date on which the value of the assets of the Trust is determined. The value of each Account which is maintained under this Plan shall be determined on the Valuation Date. In each Plan Year, the Valuation Date shall be the close of each business day.

    VESTED ACCOUNT means the vested part of a Participant's Account. The Participant's Vested Account is equal to his Account.

    The Participant's Vested Account is nonforfeitable. The percentage used to determine that portion of a Participant's Account attributable to Employer Contributions which is nonforfeitable is 100%.

    VESTING COMPUTATION PERIOD means a 12-consecutive month period ending on the last day of each Plan Year, including corresponding 12-consecutive month periods before January 1, 1986.

    VESTING SERVICE means one year of service for each Vesting Computation Period in which an Employee is credited with at least 1,000
    Hours-of-Service.

    However, Vesting Service is modified as follows:

    Predecessor Employer service included:

         An Employee's service with a Predecessor Employer shall be included as service with the Employer.

    Period of Military Duty included:

         A Period of Military Duty shall be included as service with the Employer to the extent it has not already been credited. For purposes of crediting Hours-of-Service during the Period of Military Duty, an Hour-of-Service shall be credited (without regard to the 501 Hour-of-Service limitation) for each hour an Employee would normally have been scheduled to work for the Employer during such period.

    Controlled Group service included:

         An Employee's service with a member firm of a Controlled Group while both that firm and the Employer were members of the Controlled Group shall be included as service with the Employer.

    YEARLY DATE means January 1, 1986, and the same day of each following year.

    YEARS OF SERVICE means an Employee's Vesting Service disregarding any modifications which exclude service.

                                  ARTICLE II

                                PARTICIPATION

SECTION 2.01--ACTIVE PARTICIPANT.

    (a) An Employee shall first become an Active Participant (begin active participation in the Plan) on the earliest Monthly Date on or after January 1, 1986, on which he is an Eligible Employee and has met both of the eligibility requirements set forth below. This date is his Entry Date.

         (1) He has completed six months of Eligibility Service before his Entry Date.

         (2) He is age 21 or older.

         Each Employee who was an Active Participant under the Plan on December 31, 1997, shall continue to be an Active Participant if he is still an Eligible Employee on January 1, 1998, and his Entry Date shall not change.

         If a person has been an Eligible Employee who has met all the eligibility requirements above, but is not an Eligible Employee on the date which would have been his Entry Date, he shall become an Active Participant on the date he again becomes an Eligible Employee. This date is his Entry Date.

    (b) An Inactive Participant shall again become an Active Participant (resume active participation in the Plan) on the date he again performs an Hour-of-Service as an Eligible Employee. This date is his Reentry Date.

         Upon again becoming an Active Participant, he shall cease to be an Inactive Participant.

    (c) A former Participant shall again become an Active Participant (resume active participation in the Plan) on the date he again performs an Hour-of-Service as an Eligible Employee. This date is his Reentry Date.

     There shall be no duplication of benefits for a Participant under this Plan because of more than one period as an Active Participant.

SECTION 2.02--INACTIVE PARTICIPANT.

     An Active Participant shall become an Inactive Participant (stop accruing benefits under the Plan) on the earlier of the following:

     (a) The date on which he ceases to be an Eligible Employee (on his Retirement Date if the date he ceases to be an Eligible Employee occurs within one month of his Retirement Date).

     (b)  The effective date of complete termination of the Plan.

     An Employee or former Employee who was an Inactive Participant under the Plan on December 31, 1997, shall continue to be an Inactive Participant on January 1, 1998. Eligibility for any benefits payable to him or on his behalf and the amount of the benefits shall be determined according to the provisions of the prior document, unless otherwise stated in this document.

SECTION 2.03--CESSATION OF PARTICIPATION.

     A Participant shall cease to be a Participant on the date he is no longer an Eligible Employee and his Account is zero.

                                 ARTICLE III

                                CONTRIBUTIONS

SECTION 3.01--EMPLOYER CONTRIBUTIONS.

     Employer Contributions for Plan Years which end on or after January 1, 1998, may be made without regard to current or accumulated net income, earnings, or profits of the Employer. Notwithstanding the foregoing, the Plan shall continue to be designed to qualify as a profit sharing plan for purposes of Code Sections 401(a), 402, 412, and 417. Such Contributions will be equal to the Employer Contributions as described below:

     (a) The amount of each Elective Deferral Contribution for a Participant shall be equal to any percentage (not more than 15%) of his Compensation as elected in his elective deferral agreement. An Employee who is eligible to participate in the Plan may file an elective deferral agreement with the Employer. The elective deferral agreement to start Elective Deferral Contributions may be effective on a Participant's Entry Date (Reentry Date, if applicable) or any following Monthly Date.
             The Participant shall make any change or terminate the elective deferral agreement by filing a new elective deferral agreement. A Participant's elective deferral agreement making a change may be effective on any date an elective deferral agreement to start Elective Deferral Contributions could be effective. A Participant's elective deferral agreement to stop Elective Deferral Contributions may be effective on any date. The elective deferral agreement must be in writing and effective before the beginning of the pay period in which Elective Deferral Contributions are to start, change or stop.

             Elective Deferral Contributions are fully (100%) vested and nonforfeitable.

     (b) The amount of each Matching Contribution for a Participant shall be equal to 100% of the Elective Deferral Contributions made for him, disregarding any Elective Deferral Contributions in excess of 3% of his Compensation.

             The Employer may, at its discretion, make all or any portion (up to 100%) of this Matching Contribution to the Trustee in the form of Qualifying Employer Securities.

             Matching Contributions are fully (100%) vested and nonforfeitable.

     (c) The amount of each Discretionary Contribution shall be determined by the Employer.

             Discretionary Contributions are fully (100%) vested and nonforfeitable.

     No Participant shall be permitted to have Elective Deferral
Contributions, as defined in the EXCESS AMOUNTS SECTION of Article III, made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Code
Section 402(g) in effect at the beginning of such taxable year.

     The Employer shall pay to the Trustee its Contributions used to determine the Actual Deferral Percentage, as defined in the EXCESS AMOUNTS SECTION of Article III, to the Plan for each Plan Year not



ARTICLE III                           22
later than the end of the twelve-month period immediately following the Plan Year for which they are deemed to be paid. Any such Contributions accumulated through payroll deductions shall be paid within 90 days of the date withheld or the date it is first reasonably practical for the Employer to do so, if earlier.

     A portion of the Plan assets resulting from Employer Contributions (but not more than the original amount of those Contributions and reduced proportionately for losses, if applicable) may be returned if the Employer Contributions are made because of a mistake of fact or are more than the amount deductible under Code Section 404 (excluding any amount which is not deductible because the Plan is disqualified). The amount involved must be returned to the Employer within one year after the date the Employer Contributions are made by mistake of fact or the date the deduction is disallowed, whichever applies. Except as provided under this paragraph and
Article VII, the assets of the Plan shall never be used for the benefit of the Employer and are held for the exclusive purpose of providing benefits to Participants and their Beneficiaries and for defraying reasonable expenses of administering the Plan.

SECTION 3.01A--ROLLOVER CONTRIBUTIONS.

     A Rollover Contribution may be made by or for an Eligible Employee if the following conditions are met:

     (a) The Contribution is a rollover contribution which the Code permits to be transferred to a plan that meets the requirements of Code Section 401(a).

     (b) If the Contribution is made by the Eligible Employee, it is made within sixty days after he receives the distribution.

     (c) The Eligible Employee furnishes evidence satisfactory to the Plan Administrator that the proposed transfer is in fact a rollover contribution that meets conditions (a) and (b) above.

     The Rollover Contribution may be made by the Eligible Employee or the Eligible Employee may direct the trustee or named fiduciary of another plan to transfer the funds which would otherwise be a Rollover Contribution directly to this Plan. Such transferred funds shall be called a Rollover Contribution. The Contribution shall be made according to procedures set up by the Plan Administrator.

     If the Eligible Employee is not an Active Participant at the time the Rollover Contribution is made, he shall be deemed to be a Participant only for the purposes of investment and distribution of the Rollover Contribution. He shall not share in the allocation of Employer Contributions or Forfeitures until the time he meets all the requirements to become an Active Participant.

     Rollover Contributions made by or for an Eligible Employee shall be credited to his Account. The part of the Participant's Account resulting from Rollover Contributions is fully (100%) vested and nonforfeitable at all times. A separate accounting record shall be maintained for that part of his Rollover Contribution which consists of voluntary contributions that were deducted from the Participant's gross income for Federal income tax purposes.

SECTION 3.02--FORFEITURES.

     A Forfeiture shall occur as described in the EXCESS AMOUNTS SECTION of
Article III.

     Forfeitures of Matching Contributions which relate to excess amounts shall be applied as provided in the EXCESS AMOUNTS SECTION of Article III.

SECTION 3.03--ALLOCATION.

     The following Contributions for the Plan Year shall be allocated among all eligible persons:

     Discretionary Contributions

The eligible persons are all Participants and former Participants who (i) are Active Participants on the last day of the Plan Year or (ii) were Active Participants at any time in the Plan Year and had 500 or more Hours-of-Service in the Accrual Computation Period that ends in the Plan Year. The amount allocated to such a person shall be determined below and under Article X.

     An Employee's service with a Predecessor Employer shall be included as service with the Employer for the purpose of determining his Hours-of-Service to be eligible for an allocation.

     The following Contributions for each Plan Year shall be allocated to each Participant for whom such Contributions were made under the EMPLOYER CONTRIBUTIONS SECTION of Article III:

     Elective Deferral Contributions
     Matching Contributions

These Contributions shall be allocated when made and credited to the Participant's Account.

     Discretionary Contributions are allocated as of the last day of each Plan Year. The amount allocated to each eligible person for the Plan Year shall be equal to the Discretionary Contributions for the Plan Year, multiplied by the ratio of (a) his Annual Compensation as of the last day of the Plan Year to (b) the total of such compensation for all eligible persons. This amount is credited to his Account.

     In determining the amount of Employer Contributions to be allocated to a Participant who is a Leased Employee, contributions and benefits provided by the leasing organization which are attributable to services such Leased Employee performs for the Employer shall be treated as provided by the Employer and there shall be no duplication of those contributions or benefits under this Plan.

SECTION 3.04--CONTRIBUTION LIMITATION.

     (a) For the purpose of determining the contribution limitation set forth in this section, the following terms are defined:

             AGGREGATE ANNUAL ADDITION means, for a Participant with respect to any Limitation Year, the sum of his Annual Additions under all defined contribution plans of the Employer, as defined in this section, for such Limitation Year. The nondeductible participant contributions which the Participant makes to a defined benefit plan shall be treated as Annual Additions to a defined contribution plan. The Contributions the Employer, as defined in this section, made for the Participant for a Plan Year beginning on or after March 31, 1984, to an individual medical benefit account, as defined in Code Section 415(l)(2), under a pension or annuity plan of the Employer, as defined in this section, shall be treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in Fiscal Years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, as defined in this section, are treated as Annual Additions to a defined contribution plan. The 25% of Compensation limit under Maximum Permissible Amount does not apply to Annual Additions resulting from contributions made to an individual medical account, as defined in Code Section 415(l)(2), or to Annual Additions resulting from contributions for medical benefits, within the meaning of Code Section 419A, after separation from service.

ANNUAL ADDITION means the amount added to a Participant's account for any Limitation Year which may not exceed the Maximum Permissible Amount. The Annual Addition under any plan for a Participant with respect to any Limitation Year, shall be equal to the sum of (1) and (2) below:

(1) Employer contributions and forfeitures credited to his account for the Limitation Year.

(2)  Participant contributions made by him for the Limitation Year.

Before the first Limitation Year beginning after December 31, 1986, the amount under (2) above is the lesser of (i) 1/2 of his nondeductible participant contributions made for the Limitation Year, or (ii) the amount, if any, of his nondeductible participant contributions made for the Limitation Year which is in excess of six percent of his Compensation, as defined in this section, for such Limitation Year.

COMPENSATION means all wages for Federal income tax withholding purposes, as defined under Code Section 3401(a) (for purposes of income tax withholding at the source), disregarding any rules limiting the remuneration included as wages based on the nature or location of the employment or the services performed. Compensation also includes all other payments to an Employee in the course of the Employer's trade or business, for which the Employer must furnish the Employee a written statement under Code Sections 6041(d) and 6051(a)(3). The "Wages, Tips and Other Compensation" box on Form W-2 satisfies this definition.

For any self-employed individual Compensation will mean earned income.

For purposes of applying the limitations of this section, Compensation for a Limitation Year is the Compensation actually paid or made available during such Limitation Year.

DEFINED BENEFIT PLAN FRACTION means, with respect to a Limitation Year for a Participant who is or has been a participant in a defined benefit plan ever maintained by the Employer, as defined in this section, the quotient, expressed as a decimal, of

(1) the Participant's Projected Annual Benefit under all such plans as of the close of such Limitation Year, divided by

(2)  on and after the TEFRA Compliance Date, the lesser of (i) or (ii) below:

     (i) 1.25 multiplied by the maximum dollar limitation which applies to defined benefit plans determined for the Limitation Year under Code Sections 415(b) or (d) or

     (ii) 1.4 multiplied by the Participant's highest average compensation as defined in the defined benefit plan(s),

     including any adjustments under Code Section 415(b).

     Before the TEFRA Compliance Date, this denominator is the Participant's Projected Annual Benefit as of the close of the Limitation Year if the plan(s) provided the maximum benefit allowable.

The Defined Benefit Plan Fraction shall be modified as follows:

If the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer, as defined in this section, which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

DEFINED CONTRIBUTION PLAN FRACTION means, for a Participant with respect to a Limitation Year, the quotient, expressed as a decimal, of

(1) the Participant's Aggregate Annual Additions for such Limitation Year and all prior Limitation Years, under all defined contribution plans (including the Aggregate Annual Additions attributable to nondeductible accounts under defined benefit plans and attributable to all welfare benefit funds, as defined in Code Section 419(e) and attributable to individual medical accounts, as defined in Code Section 415(l)(2)) ever maintained by the Employer, as defined in this section, divided by

(2) on and after the TEFRA Compliance Date, the sum of the amount determined for the Limitation Year under (i) or (ii) below, whichever is less, and the amounts determined in the same manner for all prior Limitation Years during which he has been an Employee or an employee of a predecessor employer:

     (i) 1.25 multiplied by the maximum permissible dollar amount for each such Limitation Year, or

     (ii) 1.4 multiplied by the maximum permissible percentage of the Participant's Compensation, as defined in this section, for each such Limitation Year.

     Before the TEFRA Compliance Date, this denominator is the sum of the maximum allowable amount of Annual Addition to his account(s) under all the plan(s) of the Employer, as defined in this section, for each such Limitation Year.

The Defined Contribution Plan Fraction shall be modified as follows:

If the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer, as defined in this section, which were in existence on May 6, 1986, the numerator of this fraction shall be adjusted if the sum of the Defined Contribution Plan Fraction and Defined Benefit Plan Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, the dollar amount determined below shall be permanently subtracted from the numerator of this fraction. The dollar amount is equal to the excess of the sum of the two fractions, before adjustment, over 1.0 multiplied by the denominator of his Defined
Contribution Plan Fraction. The adjustment is calculated using his Defined Contribution Plan Fraction and Defined Benefit Plan Fraction as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Code Section 415 limitations applicable to the first Limitation Year beginning on or after January 1, 1987.

The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.

For a plan that was in existence on July 1, 1982, for purposes of determining the Defined Contribution Plan Fraction for any Limitation Year ending after December 31, 1982, the Plan Administrator may elect, in accordance with the provisions of Code Section 415, that the denominator for each Participant for all Limitation Years ending before January 1, 1983, will be equal to

(1) the Defined Contribution Plan Fraction denominator which would apply for the last Limitation Year ending in 1982 if an election under this paragraph were not made, multiplied by.

(2)  a fraction, equal to (i) over (ii) below:

     (i) the lesser of (A) $51,875, or (B) 1.4, multiplied by 25% of the Participant's Compensation, as defined in this section, for the Limitation Year ending in 1981;

     (ii) the lesser of (A) $41,500, or (B) 25% of the Participant's Compensation, as defined in this section, for the Limitation Year ending in 1981.

The election described above is applicable only if the plan administrators under all defined contribution plans of the Employer, as defined in this section, also elect to use the modified fraction.

EMPLOYER means any employer that adopts this Plan and all Controlled Group members and any other entity required to be aggregated with the employer pursuant to regulations under Code Section 414(o).

LIMITATION YEAR means the 12-consecutive month period within which it is determined whether or not the limitations of Code Section 415 are exceeded. Limitation Year means each 12-consecutive month period ending on December 31. If the Limitation Year is other than the calendar year, execution of this Plan (or any amendment to this Plan changing the Limitation Year)
     constitutes the Employer's adoption of a written resolution electing the Limitation Year. If the Limitation Year is changed, the new Limitation Year shall begin within the current Limitation Year, creating a short Limitation Year.

     MAXIMUM PERMISSIBLE AMOUNT means, for a Participant with respect to any Limitation Year, the lesser of (1) or (2) below:

     (1) The greater of $30,000 or one-fourth of the maximum dollar limitation which applies to (?) defined benefit plans set forth in Code Section 415(b)(1)(A) as in effect for the Limitation Year. (Before the TEFRA Compliance Date, $25,000 multiplied by the cost of living adjustment factor permitted by Federal regulations.)

     (2) 25% of his Compensation, as defined in this section, for such Limitation Year.

     The compensation limitation referred to in (2) shall not apply to any contribution for medical benefits (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) which is (?) otherwise treated as an annual addition under Code Section 415(l)(1) or Code Section 419A(d)(?).

     If there is a short Limitation Year because of a change in Limitation Year, the Maximum Permissible Amount will not exceed the maximum dollar limitation which would otherwise a(?) multiplied by the following fraction:

                  Number of months in the short Limitation Year
                  --------------------------------------------
                                      12

     PROJECTED ANNUAL BENEFIT means a Participant's expected annual benefit under all defined benefit plan(s) ever maintained by the Employer, as defined in this section. The Projected Annual Benefit(?) shall be determined assuming that the Participant will continue employment until the latest(?) current age or normal retirement age under such plans(s), and that the Participant's compensation for the current Limitation Year and all other relevant factors used to determine benefits under such (?) plans(s) will remain constant for all future Limitation Years. Such expected annual benefit shall be(?) adjusted to the actuarial equivalent of a straight life annuity if expressed in a form other than the straight life or qualified joint and survivor annuity.

(b) The Annual Addition under this Plan for a Participant during a Limitation Year shall not be more than the Maximum Permissible Amount.

(c) Contributions which would otherwise be credited to the Participant's Account shall be limited or reallocated to the extent necessary to meet the restrictions of subparagraph (b) above for any Limitation Year in the following order. Discretionary Contributions shall be reallocated in the same manner as described in the ALLOCATION SECTION of Article III to the remaining Participants to whom the limitations do not apply for the Limitation Year. The Discretionary Contributions shall be limited if there are no such remaining Participants. Elective Deferral Contributions that are not the basis for Matching Contributions shall be limited. Matching Contributions shall be limited to the extent necessary to limit the Participant's Annual Addition under this Plan to his maximum amount. If Matching Contributions are limited because of this limit, Elective Deferral Contributions that are the basis for Matching Contributions shall be reduced in proportion.

     If, due to (i) an error in estimating a Participant's Compensation as defined in this section, (ii) because the amount of the Forfeitures to be used to offset Employer Contributions is more than the amount of the Employer Contributions due for the remaining Participants, (iii) as a result of a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, or
     (iv) other limited facts and circumstances, a Participant's Annual Addition is greater than the amount permitted in (b) above, such excess amount shall be applied as follows. Elective Deferral Contributions which are not the basis for Matching Contributions will be returned to the Participant. If an excess still exists, Elective Deferral Contributions that are the basis for Matching Contributions will be returned to the Participant. Matching Contributions based on Elective Deferral Contributions which are returned shall be forfeited. If after the return of Elective Deferral Contributions, an excess amount still exists, and the Participant is an Active Participant as of the end of the Limitation Year, the excess amount shall be used to offset Employer Contributions for him in the next Limitation Year. If after the return of Elective Deferral Contributions, an excess amount still exists, and the Participant is not an Active Participant as of the end of the Limitation Year, the excess amount will be held in a suspense account which will be used to offset Employer Contributions for all Participants in the next Limitation Year. No Employer Contributions that would be included in the next Limitation Year's Annual Addition may be made before the total suspense account has been used.

(d) A Participant's Aggregate Annual Addition for a Limitation Year shall not exceed the Maximum Permissible Amount.

     If, for the Limitation Year, the Participant has an Annual Addition under more than one defined contribution plan or a welfare benefit fund, as defined in Code Section 419(e), or an individual medical account, as defined in Code Section 415(l)(2), maintained by the Employer, as defined in this section, and such plans and welfare benefit funds and individual medical accounts do not otherwise limit the Aggregate Annual Addition to the Maximum Permissible Amount, any reduction necessary shall be made first to the profit sharing plans, then to all other such plans and welfare benefit funds and individual medical accounts and, if necessary, by reducing first those that were most recently allocated. Welfare benefit funds and individual medical accounts shall be deemed to be allocated first. However, elective deferral contributions shall be the last contributions reduced before the welfare benefit fund or individual medical account is reduced.

     If some of the Employer's defined contribution plans were not in existence on July 1, 1982, and some were in existence on that date, the Maximum Permissible Amount which is based on a dollar amount may differ for a Limitation Year. The Aggregate Annual Addition for the Limitation Year in which the dollar limit differs shall not exceed the lesser of
     (1) 25% of Compensation as defined in this section, (2) $45,475, or (3) the greater of $30,000 or the sum of the Annual Additions for such Limitation Year under all the plan(s) to which the $45,475 amount applies.

(e) If a Participant is or has been a participant in both defined benefit and defined contribution plans (including a welfare benefit fund or individual medical account) ever maintained by the Employer, as defined in this section, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for any Limitation Year shall not exceed 1.0 (1.4 before the TEFRA Compliance Date).

     After all other limitations set out in the plans and funds have been applied, the following limitations shall apply so that the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction shall not exceed 1.0 (1.4 before the TEFRA Compliance
     Date). The Projected Annual Benefit shall be limited first. If the Participant's annual benefit(s) equal his Projected Annual Benefit, as limited, then Annual Additions to the defined contribution plan(s) shall be limited to the extent needed to reduce the sum to 1.0 (1.4). First, the voluntary contributions the Participant may make for the Limitation Year shall be limited. Next, in the case of a profit sharing plan, any forfeitures allocated to the Participant shall be reallocated to remaining participants to the extent necessary to reduce the decimal to
     1.0 (1.4). Last, to the extent necessary, employer contributions for the Limitation Year shall be reallocated or limited, and any required and optional employee contributions to which such employer contributions were geared shall be reduced in proportion.

     If, for the Limitation Year, the Participant has an Annual Addition under more than one defined contribution plan or welfare benefit fund or individual medical account maintained by the Employer, as defined in this section, any reduction above shall be made first to the profit sharing plans, then to all other such plans and welfare benefit plans and individual medical accounts and, if necessary, by reducing first those that were most recently allocated. However, elective deferral contributions shall be the last contributions reduced before the welfare benefit fund or individual medical account is reduced. The annual addition to the welfare benefit fund and individual medical account shall be limited last.

SECTION 3.05--EXCESS AMOUNTS.

(a)  For the purposes of this section, the following terms are defined:

     ACTUAL DEFERRAL PERCENTAGE means the ratio (expressed as a percentage) of Elective Deferral Contributions under this Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year. The Elective Deferral Contributions used to determine the Actual Deferral Percentage shall include Excess Elective Deferrals (other than Excess Elective Deferrals of Nonhighly Compensated Employees that arise solely from Elective Deferral Contributions made under this Plan or any other plans of the Employer or a Controlled Group member), but shall exclude Elective Deferral Contributions that are used in computing the Contribution Percentage (provided the Average Actual Deferral Percentage test is satisfied both with and without exclusion of these Elective Deferral Contributions). Under such rules as the Secretary of the Treasury shall prescribe in Code Section 401(k)(3)(D), the Employer may elect to include Qualified Nonelective Contributions and Qualified Matching Contributions under this Plan in computing the Actual Deferral Percentage. For an Eligible Participant for whom such Contributions on his behalf for the Plan Year are zero, the percentage is zero.

     AGGREGATE LIMIT means the greater of (1) or (2) below:

     (1)  The sum of

          (i) 125 percent of the greater of the Average Actual Deferral Percentage of the Nonhighly Compensated Employees for the Plan Year or the Average Contribution Percentage of Nonhighly Compensated Employees under the Plan subject to Code

                  Section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement and

           (ii) the lesser of 200% or two plus the lesser of such Average Actual Deferral Percentage or Average Contribution Percentage.

     (2)   The sum of

           (i) 125 percent of the lesser of the Average Actual Deferral Percentage of the Nonhighly Compensated Employees for the Plan Year or the Average Contribution Percentage of Nonhighly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement and

           (ii) the lesser of 200% or two plus the greater of such Average Actual Deferral Percentage or Average Contribution Percentage.

     AVERAGE ACTUAL DEFERRAL PERCENTAGE means the average (expressed as a percentage) of the Actual Deferral Percentages of the Eligible Participants in a group.

     AVERAGE CONTRIBUTION PERCENTAGE means the average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in a group.

     CONTRIBUTION PERCENTAGE means the ratio (expressed as a percentage) of the Eligible Participant's Contribution Percentage Amounts to the Eligible Participant's Compensation for the Plan Year. For an Eligible
     Participant for whom such Contribution Percentage Amounts for the Plan Year are zero, the percentage is zero.

     CONTRIBUTION PERCENTAGE AMOUNTS means the sum of the Participant Contributions and Matching Contributions (that are not Qualified Matching Contributions) under this Plan on behalf of the Eligible Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the Contributions to which they relate are Excess Elective Deferrals, Excess Contributions or Excess Aggregate Contributions. Under such rules as the Secretary of the Treasury shall prescribe in Code Section 401(k)(3)(D), the Employer may elect to include Qualified Nonelective Contributions and Qualified Matching Contributions under this Plan which were not used in computing the Actual Deferral Percentage in computing the Contribution Percentage. The Employer may also elect to use Elective Deferral Contributions in computing the Contribution Percentage so long as the Average Actual Deferral Percentage test is met before the Elective Deferral Contributions are used in the Average Contribution Percentage test and continues to be met following the exclusion of those Elective Deferral Contributions that are used to meet the Average Contribution Percentage test.

     ELECTIVE DEFERRAL CONTRIBUTIONS means employer contributions made on behalf of a participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan as described under Code Section 501(c)(18), and any employer contributions made on behalf of a participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. Elective Deferral Contributions shall not include any deferrals properly distributed as excess Annual Additions.

     ELIGIBLE PARTICIPANT means, for purposes of the Actual Deferral Percentage, any Employee who is eligible to make an Elective Deferral Contribution, and shall include the following: any Employee who would be a plan participant if he chose to make required contributions; any Employee who can make Elective Deferral Contributions but who has changed the amount of his Elective Deferral Contribution to 0%, or whose eligibility to make an Elective Deferral Contribution is suspended because of a loan, distribution or hardship withdrawal; and, any Employee who is not able to make an Elective Deferral Contribution because of Code Section 415(c)(1) - Annual Additions limits. The Actual Deferral Percentage for any such included Employee is zero.

     Eligible Participant means, for purposes of the Average Contribution Percentage, any Employee who is eligible to make a Participant Contribution or to receive a Matching Contribution, and shall include the following: any Employee who would be a plan participant if he chose to make required contributions; any Employee who can make a Participant Contribution or receive a matching contribution but who has made an election not to participate in the Plan; and any Employee who is not able to make a Participant Contribution or receive a matching contribution because of Code Section 415(c)(1) or 415(e) limits. The Average Contribution Percentage for any such included Employee is zero.

     EXCESS AGGREGATE CONTRIBUTIONS means, with respect to any Plan Year, the excess of:

     (1) The aggregate Contributions taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

     (2) The maximum amount of such Contributions permitted by the Average Contribution Percentage test (determined by reducing
            Contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

     Such determination shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

     EXCESS CONTRIBUTIONS means, with respect to any Plan Year, the excess of:

     (1) The aggregate amount of Contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over

     (2) The maximum amount of such Contributions permitted by the Actual Deferral Percentage test (determined by reducing Contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages, beginning with the highest of such percentages).

     A Participant's Excess Contributions for a Plan Year will be reduced by the amount of Excess Elective Deferrals, if any, previously distributed to the Participant for the taxable year ending in that Plan Year.

     EXCESS ELECTIVE DEFERRALS means those Elective Deferral Contributions that are includible in a Participant's gross income under Code Section 402(g) to the extent such Participant's Elective Deferral Contributions for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of Article III, under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

     FAMILY MEMBER means an Employee, or former employee; the spouse of the Employee or former employee, and the lineal ascendants or descendants and the spouses of such lineal ascendants or descendants of any such Employee or former employee. In determining if an individual is a family member as to an Employee or former employee, legal adoptions are taken into account.

     MATCHING CONTRIBUTIONS means employer contributions made to this or any other defined contribution plan, or to a contract described in Code
     Section 403(b), on behalf of a participant on account of a Participant Contribution made by such participant, or on account of a participant's Elective Deferral Contributions, under a plan maintained by the employer.

     PARTICIPANT CONTRIBUTIONS means contributions made to any plan by or on behalf of a participant that are included in the participant's gross income in the year in which made and that are maintained under a separate account to which earnings and losses are allocated.

     QUALIFIED MATCHING CONTRIBUTIONS means Matching Contributions which are subject to the distribution and nonforfeitability requirements under Code Section 401(k) when made.

     QUALIFIED NONELECTIVE CONTRIBUTIONS means any employer contributions (other than Matching Contributions) which an employee may not elect to have paid to him in cash instead of being contributed to the plan and which are subject to the distribution and nonforfeitability requirements under Code Section 401(k) when made.

(b) A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year by notifying the Plan Administrator in writing on or before the first following March 1 of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferral Contributions made to this Plan and any other plans of the Employer or a Controlled Group member and reducing such Excess Elective Deferrals by the amount of Excess Contributions, if any, previously distributed for the Plan Year beginning in that taxable year. The Participant's claim for Excess Elective Deferrals shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferrals, when added to amounts deferred under other plans or arrangements described in Code Sections 401(k), 408(k) or 403(b), will exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred. The Excess Elective Deferrals assigned to this Plan can not exceed the Elective Deferral Contributions allocated under this Plan for such taxable year.

A

     Notwithstanding any other provisions of the Plan, Elective Deferral Contributions in an amount equal to the Excess Elective Deferrals assigned to this Plan, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

     The income or loss allocable to such Excess Elective Deferrals shall be equal to the income or loss allocable to the Participant's Elective Deferral Contributions for the taxable year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Elective Deferrals. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such taxable year (as of the end of such taxable year) of the Participant's Account resulting from Elective Deferral Contributions.

     Any Matching Contributions which were based on the Elective Deferral Contributions which are distributed as Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be forfeited. These Forfeitures shall be used to offset the earliest Employer Contribution due after the Forfeiture arises.

(c) As of the end of each Plan Year after Excess Elective Deferrals have been determined, one of the following tests must be met:

     (1) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year is not more than the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25.

     (2) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year is not more than the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2 and the difference between the Average Actual Deferral Percentages is not more than 2.

     The Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if used in computing the Actual Deferral Percentage) allocated to his account under two or more plans or arrangements described in Code Section 401(k) that are maintained by the Employer or a Controlled Group member shall be determined as if all such Elective Deferral Contributions (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the regulations under Code Section 401(k) or permissibly disaggregated as provided.

     In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the Actual Deferral Percentage of employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year.

     For purposes of determining the Actual Deferral Percentage of an Eligible Participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if used in computing the Actual
     Deferral Percentage) and Compensation of such Eligible Participant include the Elective Deferral Contributions (and, if applicable, Qualified Nonelective Contributions or Qualified Matching Contributions, or both) and Compensation for the Plan Year of Family Members. Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate employees in determining the Actual Deferral Percentage both for Participants who are Nonhighly Compensated Employees and for Participants who are Highly Compensated Employees.

     For purposes of determining the Actual Deferral Percentage, Elective Deferral Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which contributions relate.

     The Employer shall maintain records sufficient to demonstrate satisfaction of the Average Actual Deferral Percentage test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

     The determination and treatment of the Contributions used in computing the Actual Deferral Percentage shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     If the Plan Administrator should determine during the Plan Year that neither of the above tests is being met, the Plan Administrator may adjust the amount of future Elective Deferral Contributions of the Highly Compensated Employees.

     Notwithstanding any other provisions of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the employer maintaining the plan with respect to such amounts. Such distributions shall be made beginning with the Highly Compensated Employee(s) who has the greatest Actual Deferral Percentage, reducing his Actual Deferral Percentage to the next highest Actual Deferral Percentage level. Then, if necessary, reducing the Actual Deferral Percentage of the Highly Compensated Employees at the next highest level, and continuing in this manner until the average Actual Deferral
     Percentage of the Highly Compensated Group satisfies the Actual Deferral Percentage test. Excess Contributions of Participants who are subject to the family member aggregation rules shall be allocated among the Family Members in proportion to the Elective Deferral Contributions (and amounts treated as Elective Deferral Contributions) of each Family Member that is combined to determine the combined the combined Actual Deferral Percentage.

     Excess Contributions shall be treated as Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of Article III, under the Plan.

     The Excess Contributions shall be adjusted for income or loss. The income or loss allocable to such Excess Contributions shall be equal to the income or loss allocable to the Participant's Elective Deferral Contributions (and, if applicable, Qualified Nonelective Contributions or Qualified Matching Contributions, or both) for the Plan Year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Contributions. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such Plan Year (as of the end of such Plan Year) of the Participant's Account resulting from Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if used in computing the Actual Deferral Percentage).

     Excess Contributions shall be distributed from the Participant's Account resulting first from Elective Deferral Contributions not the basis for Matching Contributions, then if necessary, from Elective Deferral Contributions which are the basis for Matching Contributions. If such Excess Contributions exceed the balance in the Participant's Account resulting from Elective Deferral Contributions, the balance shall be distributed from the Participant's Account resulting from Qualified Matching Contributions (if applicable) and Qualified Nonelective Contributions, respectively.

     Any Matching Contributions which were based on the Elective Deferral Contributions which are distributed as Excess Contributions, plus any income and minus any loss allocable thereto, shall be forfeited. These Forfeitures shall be used to offset the earliest Employer Contribution due after the Forfeiture arises.

(d)  As of the end of each Plan Year, one of the following tests must be met:

     (1) The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year is not more than the Average Contribution Percentage for Eligible
            Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25.

     (2) The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year is not more than the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2 and the difference between the Average Contribution Percentages is not more than 2.

     If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the Average Contribution Percentage test maintained by the Employer or a Controlled Group member and the sum of the Average Actual Deferral Percentage and Average Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Contribution Percentage of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced (beginning with such Highly Compensated Employees whose Contribution Percentage is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage is reduced shall be treated as an Excess Aggregate Contribution. The Average Actual Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees are determined after any corrections required to meet the Average Actual Deferral Percentage and Average Contribution Percentage tests. Multiple use does not occur if either the Average Actual Deferral Percentage or Average Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Average Actual Deferral Percentage and Average Contribution Percentage of the Nonhighly Compensated Employees.

     The Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) that are maintained by the Employer or a Controlled Group member shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the regulations under Code Section 401(m) or permissibly disaggregated as provided.

     In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code sections only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year.

     For purposes of determining the Contribution Percentage of an Eligible Participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include Contribution Percentage Amounts and Compensation for the Plan Year of Family Members. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the Contribution Percentage both for employees who are Nonhighly Compensated Employees and for employees who are Highly Compensated Employees.

     For purposes of determining the Contribution Percentage, Participant Contributions are considered to have been made in the Plan Year in which contributed to the Plan. Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

     The Employer shall maintain records sufficient to demonstrate satisfaction of the Average Contribution Percentage test and the amount of Qualified Nonelective Contributions or Qualified Matching
     Contributions, or both, used in such test.

     The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     Notwithstanding any other provisions of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if not vested, or distributed, if vested, no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. If such Excess

     Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the employer maintaining the plan with respect to those amounts. Excess Aggregate Contributions will be distributed beginning with the Highly Compensated Employee(s) who has the greatest Contribution Percentage, reducing his contribution percentage to the next highest level. Then, if necessary, reducing the Contribution Percentage of the Highly Compensated Employee at the next highest level, and continuing in this manner until the Actual Contribution Percentage of the Highly Compensated Group satisfies the Actual Contribution Percentage Test. Excess Aggregate Contributions of Participants who are subject to the family member aggregation rules shall be allocated among the Family Members in proportion to the Employee and Matching Contributions (or amounts treated as Matching Contributions) of each Family Member that is combined to determine the combined Contribution Percentage. Excess Aggregate Contributions shall be treated as Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of Article III, under the Plan.

     The Excess Aggregate Contributions shall be adjusted for income or loss. The income or loss allocable to such Excess Aggregate Contributions shall be equal to the income or loss allocable to the Participant's Contribution Percentage Amounts for the Plan Year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Aggregate Contributions. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such Plan Year (as of the end of such Plan Year) of the Participant's Account resulting from Contribution Percentage Amounts.

     Excess Aggregate Contributions shall be distributed from the Participant's Account resulting from Participant Contributions that are not required as a condition of employment or participation or for obtaining additional benefits from Employer Contributions. If such Excess Aggregate Contributions exceed the balance in the Participant's Account resulting from such Participant Contributions, the balance shall be forfeited, if not vested, or distributed, if vested, on a pro-rata basis from the Participant's Account resulting from Contribution Percentage Amounts. These Forfeitures shall be used to offset the earliest Employer Contribution due after the Forfeiture arises.

                                  ARTICLE IV

                         INVESTMENT OF CONTRIBUTIONS

SECTION 4.01--INVESTMENT OF CONTRIBUTIONS.

     All contributions are forwarded by the Employer to the Trustee to be deposited in the Trust Fund.

     Investment of Contributions is governed by the provisions of the Trust, the Group Contract and any other funding arrangement in which the Trust Fund is or may be invested. To the extent permitted by the Trust, Group Contract or other funding arrangement, the parties named below shall direct the Contributions to any of the accounts available under the Trust or Group Contract and may request the transfer of assets resulting from those Contributions between such accounts. A Participant may not direct the Trustee to invest the Participant's Account in collectibles. Collectibles means any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage or other tangible personal property specified by the Secretary of Treasury. To the extent that a Participant does not direct the investment of his Account, such Account shall be invested ratably in the accounts available under the Trust or Group Contract in the same manner as the undirected Accounts of all other Participants. The Vested Accounts of all Inactive Participants may be segregated and invested separately from the Accounts of all other Participants.

     The Trust Fund shall be valued at current fair market value as of the last day of the last calendar month ending in the Plan Year and, at the discretion of the Trustee, may be valued more frequently. The valuation shall take into consideration investment earnings credited, expenses charged, payments made and changes in the value of the assets held in the Trust Fund. The Account of a Participant shall be credited with its share of the gains and losses of the Trust Fund. That part of a Participant's Account invested in a funding arrangement which establishes an account or accounts for such Participant thereunder shall be credited with the gain or loss from such account or accounts. That part of a Participant's Account which is invested in other funding arrangements shall be credited with a proportionate share of the gain or loss of such investments. The share shall be determined by multiplying the gain or loss of the investment by the ratio of the part of the Participant's Account invested in such funding arrangement to the total of the Trust Fund invested in such funding arrangement.

     At least annually, the Named Fiduciary shall review all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine appropriate methods of carrying out the Plan's objectives. The Named Fiduciary shall inform the Trustee and any Investment Manager of the Plan's short-term and long-term financial needs so the investment policy can be coordinated with the Plan's financial requirements.

     (a) Matching Contributions: The Trustee shall direct the initial investment of such Matching Contributions to the extent such Contributions are made in the form of Qualifying Employer Securities. Any Matching Contributions not made in the form of Qualifying Employer Securities and subsequent investment of such Matching Contributions and transfer of assets resulting from those Contributions shall be subject to the investment direction of the Participant.

     (b) Discretionary Contributions: The Participant shall direct the investment of Discretionary Contributions and transfer of assets resulting from those Contributions.


ARTICLE IV                            39

     (c) Elective Deferral Contributions: The Participant shall direct the investment of Elective Deferral Contributions and transfer of assets resulting from those Contributions.

     (d) Rollover Contributions: The Participant shall direct the investment of Rollover Contributions and transfer of assets resulting from those Contributions.

     However, the Named Fiduciary may delegate to the Investment Manager investment discretion for Contributions and Plan assets which are not subject to Participant direction.

SECTION 4.01A--INVESTMENT IN QUALIFYING EMPLOYER SECURITIES.

     All or any portion (up to 100%) of the Matching Contributions shall be made in the form of Qualifying Employer Securities as long as the Plan Administrator so directs. The portion of a Participant's Account resulting from Matching Contributions that are initially made in the form of Qualifying Employer Securities shall remain invested in Qualifying Employer Securities until the Participant directs such investment elsewhere.

     Participants in the Plan shall be entitled to invest all or any portion of their Account in Qualifying Employer Securities.

     Once investment in Qualifying Employer Securities is made available to Eligible Employees, then it shall continue to be available unless the Plan and Trust is amended to disallow such available investment. In the absence of such election, such Eligible Employees shall be deemed to have elected to have their Accounts invested wholly in the Investment Funds. Once an election is made, it shall be considered to continue until a new election is made.

     Any dividends payable on the Qualifying Employer Securities shall be paid in cash and reinvested in Qualifying Employer Securities or other investment options of the Investment Fund according to the investment direction of the Participant.

     If the securities of the Employer are not publicly traded and if no market or an extremely thin market exists for the Qualifying Employer Securities, so that a reasonable valuation may not be obtained from the market place, then such Qualifying Employer Securities must be valued at least annually by an independent appraiser who is not associated with the Employer, the Plan Administrator, the Trustee, or any person related to any fiduciary under the Plan. The independent appraiser may be associated with a person who is merely a contract administrator with respect to the Plan, but who exercises no discretionary authority and is not a Plan fiduciary.

     If there is a public market for Qualifying Employer Securities of the type held by the Plan, then the Plan Administrator may use as the value of the shares the price at which such shares traded in such market, or an average of the bid and asked prices for such shares in such market, provided that such value is representative of the fair market value of such shares in the opinion of the Plan Administrator. If the Qualifying Employer
Securities do not trade on the annual valuation date or if the market is very thin on such date, then the Plan Administrator may use the average of trade prices for a period of time ending on such date, provided that such value is representative of the fair market value of such shares in the opinion of the Plan Administrator. The value of a Participant's Qualifying Employer Securities Account may be expressed in units.

     For purposes of determining the annual valuation of the Plan and for reporting to Participants and regulatory authorities, the assets of the Plan shall be valued at least annually on the Valuation Date which corresponds to the last day of the Plan Year. The fair market value of Qualifying Employer Securities shall be determined on such a Valuation Date. The average of the bid and asked prices of Qualifying Employer Securities as of the date of the transaction shall apply for purposes of valuing distributions and other transactions of the Plan to the extent such value is representative of the fair market value of such shares in the opinion of the Plan Administrator.

     All purchases of Qualifying Employer Securities shall be made at a price, or prices, which, in the judgment of the Plan Administrator, do not exceed the fair market value of such Qualifying Employer Securities.

     In the event that the Trustee acquires shares of Qualifying Employer Securities by purchase from a "disqualified person" as defined in Code
Section 4975(e)(2), in exchange for cash or other assets of the Trust, the terms of such purchase shall contain the provision that in the event that there is a final determination by the Internal Revenue Service or court of competent jurisdiction that a fair market value of such shares of Qualifying Employer Securities, as of the date of purchase was less than the purchase price paid by the Trustee, then the seller shall pay or transfer, as the case may be, to the Trustee, an amount of cash, shares of Qualifying Employer Securities, or any combination thereof equal in value to the difference between the purchase price and said fair market value for all such shares. In the event that cash and/or shares of Qualifying Employer Securities are paid and/or transferred to the Trustee under this provision, shares of Qualifying Employer Securities shall be valued at their fair market value as of the date of said purchase, and interest at a reasonable rate from the date of purchase to the date of payment shall be paid by the seller on the amount of cash paid.

     The Plan Administrator may direct the Trustee to sell, resell or otherwise dispose of Qualifying Employer Securities to any person, including the Employer, provided that any such sales to any disqualified person, including the Employer, will be made at not less than the fair market value and no commission is charged. Any such sale shall be made in conformance with
Section 408(e) of ERISA.

     In the event the Plan Administrator directs the Trustee to dispose of any Qualifying Employer Securities held as Trust Assets under circumstances which require registration and/or qualification of the securities under applicable Federal or state securities laws, then the Employer, at its own expense, will take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration and/or qualification.

     If SEC filing is required, the Qualifying Employer Securities provisions set forth in this Plan restatement will not be made available to Participants until the later of the effective date of the Plan restatement or the date the Plan and any other necessary documentation has been filed for registration with the SEC by the Employer.

SECTION 4.01B--LIMITATION OF INVESTMENT IN QUALIFYING
               EMPLOYER SECURITIES BY SOME PARTICIPANTS.

     Participants who are directors, officers, or beneficial owners of 10% or more of the outstanding securities of the Employer, and other persons subject to Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act") shall not be permitted to increase AND decrease or decrease AND increase the level of investment in the Qualifying Employer Securities Account in any six month period, but shall be permitted to increase such level one or more times OR decrease such level one or more times during any six month period. Additionally, such Participants who cease participation in the Qualifying Employer Securities Account, or who reduce their participation in such account to a nominal level, may not participate (e.g., direct that investments be made on their behalf) under the Qualifying Employer Securities Account again for at least six months. Any transfers of funds by such Participants into or from the Qualifying Employer Securities Account may only be made during time periods permitted by securities regulations and only after approval by the Employer. In general, any transfer into the Qualifying Employer Securities Account shall not be permitted within six months of any transfer or distribution from the Qualifying Employer Securities Account, and vice versa, but multiple transfers into OR multiple transfers or distributions from the Qualifying Employer Securities Account may be permissible. Subject to certain limited exceptions, Participants who are directors, officers, beneficial owners of 10% or more of the outstanding securities of the Employer, and other persons subject to Section 16 of the Exchange Act making withdrawals of investments under the Qualifying Employer Securities Account must cease further purchases/investment under the Qualifying Employer Securities Account for six months.

     With respect to Participants who are directors, officers, beneficial owners of 10% or more of the outstanding securities of the Employer, and other persons subject to the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Plan Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan Administrator.

     Participants who are "affiliates" of the Employer within the meaning of the rules and regulations promulgated under the Securities Act of 1933 (the "Securities Act") may not offer or sell, or cause to be offered or sold, Qualifying Employer Securities from their Account unless such offers and sales are made pursuant to an effective registration statement under the Securities Act or pursuant to appropriate exemption from the registration requirements of the Securities Act or, if available to the Participant, within the limitations and subject to conditions set forth in Rule 144 promulgated under the Securities Act. Notwithstanding the penultimate paragraph of Section 4.01A, the Employer shall have no obligation to effect a registration of Qualifying Employer Securities in connection with the resale of such Securities by Affiliates. Participants who are Affiliates of the Employer shall notify the Employer and the Plan Administrator in writing fifteen (15) days prior to any attempt to decrease the level of investment in their Qualifying Employer Securities Account.

                                    ARTICLE V

                                    BENEFITS

SECTION 5.01--RETIREMENT BENEFITS.

     On a Participant's Retirement Date, his Vested Account shall be distributed to him according to the distribution of benefits provisions of
Article VI and the provisions of the SMALL AMOUNTS SECTION of Article IX.

SECTION 5.02--DEATH BENEFITS.

     If a Participant dies before his Annuity Starting Date, his Vested Account shall be distributed according to the distribution of benefits provisions of Article VI and the provisions of the SMALL AMOUNTS SECTION of
Article IX.

SECTION 5.03--VESTED BENEFITS.

     A Participant may receive a distribution of his Vested Account at any time after he ceases to be an Employee, provided he has not again become an Employee. If such amount is not payable under the provisions of the SMALL AMOUNTS SECTION of Article IX, it will be distributed only if the Participant so elects. The Participant's election shall be subject to the requirements in the ELECTION PROCEDURES SECTION of Article VI for a qualified election of a retirement benefit.

     If a Participant does not receive an earlier distribution according to the provisions of this section or the SMALL AMOUNTS SECTION of Article IX, upon his Retirement Date or death, his Vested Account shall be applied according to the provisions of the RETIREMENT BENEFITS SECTION or the DEATH BENEFITS SECTION of Article V.

     The Nonvested Account of a Participant who has ceased to be an Employee shall remain a part of his Account until it becomes a Forfeiture; provided, however, if the Participant again becomes an Employee so that his Vesting Percentage can increase, the Nonvested Account may become a part of his Vested Account.

SECTION 5.04--WHEN BENEFITS START.

     Benefits under the Plan begin when a Participant retires, dies or ceases to be an Employee, whichever applies, as provided in the preceding sections of this article. Benefits which begin before Normal Retirement Date for a Participant who became Totally and Permanently Disabled when he was an Employee shall be deemed to begin because he is Totally and Permanently Disabled. The start of benefits is subject to the qualified election procedures of Article VI.

     Unless otherwise elected, benefits shall begin before the sixtieth day following the close of the Plan Year in which the latest date below occurs:

     (a) The date the Participant attains age 65 (Normal Retirement Age, if earlier).

     (b)  The tenth anniversary of the Participant's Entry Date.

ARTICLE V                              43

     (c)  The date the Participant ceases to be an Employee.

     Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of the ELECTION PROCEDURES SECTION of Article VI, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

     The Participant may elect to have his benefits begin after the latest date for beginning benefits described above, subject to the provisions of this section. The Participant shall make the election in writing and deliver the signed statement of election to the Plan Administrator before Normal Retirement Date or the date he ceases to be an Employee, if later. The election must describe the form of distribution and the date the benefits will begin. The Participant shall not elect a date for beginning benefits or a form of distribution that would result in a benefit payable when he dies which would be more than incidental within the meaning of governmental regulations.

     Benefits shall begin by the Participant's Required Beginning Date, as defined in the OPTIONAL FORMS OF DISTRIBUTION AND DISTRIBUTION REQUIREMENTS SECTION of Article VI.

     Contributions which are used to compute the Actual Deferral Percentage, as defined in the EXCESS AMOUNTS SECTION of Article III, may be distributed upon disposition by the Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used by the Employer in a trade or business or disposition by the Employer of the Employer's interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if the transferee corporation is not a Controlled Group member, the Employee continues employment with the transferee corporation and the transferor corporation continues to maintain the Plan. Such distributions made after March 31, 1988, must be made in a single sum.

SECTION 5.05--WITHDRAWAL PRIVILEGES.

     A Participant who has attained age 59 1/2 may withdraw all or any portion of his Vested Account which results from the following Contributions:

     Elective Deferral Contributions
     Matching Contributions
     Discretionary Contributions
     Rollover Contributions

A Participant may make only two such withdrawals in any 12-month period.

     A Participant may withdraw all or any portion of his Vested Account which results from the following Contributions

     Elective Deferral Contributions
     Matching Contributions
     Discretionary Contributions
     Rollover Contributions

in the event of hardship due to an immediate and heavy financial need. Withdrawals from the Participant's Account resulting from Elective Deferral Contributions shall be limited to the amount of the Participant's

Elective Deferral Contributions plus income allocable thereto credited to his Account as of December 31, 1988. Immediate and heavy financial need shall be limited to: (i) expenses incurred or necessary for medical care, described in Code Section 213(d), of the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152); (ii) purchase (excluding mortgage payments) of a principal residence for the Participant;
(iii) payment of tuition and related educational fees and the payment of room and board expenses for the next 12 months of post-secondary education for the Participant, his spouse, children or dependents; (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or (v) any other distribution which is deemed by the Commissioner of Internal Revenue to be made on account of immediate and heavy financial need as provided in Treasury regulations. The Participant's request for a withdrawal shall include his written statement that an immediate and heavy financial need exists and explain its nature.

     No withdrawal shall be allowed which is not necessary to satisfy such immediate and heavy financial need. Such withdrawal shall be deemed necessary only if all of the following requirements are met: (i) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant (including amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); (ii) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer; (iii) the Plan, and all other plans maintained by the Employer, provide that the Participant's elective contributions and employee contributions will be suspended for at least 12 months after receipt of the hardship distribution; and (iv) the Plan, and all other plans maintained by the Employer, provide that the Participant may not make elective contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's elective contributions for the taxable year of the hardship distribution. The Plan will suspend elective contributions and employee contributions for 12 months and limit elective deferrals as provided in the preceding sentence. A Participant shall not cease to be an Eligible Participant, as defined in the EXCESS AMOUNTS SECTION of Article
III, merely because his elective contributions or employee contributions are suspended.

     A request for withdrawal shall be in writing on a form furnished for that purpose and delivered to the Plan Administrator before the withdrawal is to occur. The Participant's request shall be subject to the requirements in the ELECTION PROCEDURES SECTION of Article VI for a qualified election of a retirement benefit payable in a form other than a Qualified Joint and Survivor Form.

     A forfeiture shall not occur solely as a result of a withdrawal.

SECTION 5.06--LOANS TO PARTICIPANTS.

     Loans shall be made available to all Participants on a reasonably equivalent basis. For purposes of this section, Participant means any Participant or Beneficiary who is a party-in-interest, within the meaning of
Section 3(14) of the Employee Retirement Income Security Act of 1974 (ERISA). Loans shall not be made to highly compensated employees, as defined in Code
Section 414(q), in an amount greater than the amount made available to other Participants.

     No loans will be made to any shareholder-employee or owner-employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Code Section 318(a)(1)), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

     A loan to a Participant shall be a Participant-directed investment of his Account. No Account other than the borrowing Participant's Account shall share in the interest paid on the loan or bear any expense or loss incurred because of the loan.

     The number of outstanding loans shall be limited to one. No more than three loans will be approved for any Participant in any 12-month period. The minimum amount of any loan shall be $500.

     Loans must be adequately secured and bear a reasonable rate of interest.

     The amount of the loan shall not exceed the maximum amount that may be treated as a loan under Code Section 72(p) (rather than a distribution) to the Participant and shall be equal to the lesser of (a) or (b) below:

     (a) $50,000 reduced by the highest outstanding loan balance of loans during the one-year period ending on the day before the new loan is made.

     (b)   The greater of (1) or (2), reduced by (3) below:

           (1)   One-half of the Participant's Vested Account.

           (2)   $10,000.

           (3)   Any outstanding loan balance on the date the new loan is made.

For purposes of this maximum, a Participant's Vested Account does not include any accumulated deductible employee contributions, as defined in Code Section 72(o)(5)(B), and all qualified employer plans, as defined in Code Section 72(p)(4), of the Employer and any Controlled Group member shall be treated as one plan.

     The foregoing notwithstanding, the amount of such loan shall not exceed 50% of the amount of the Participant's Vested Account. For purposes of this maximum, a Participant's Vested Account does not include any accumulated deductible employee contributions, as defined in Code Section 72(o)(5)(B). No collateral other than a portion of the Participant's Vested Account (as limited above) shall be accepted. The Loan Administrator shall determine if the collateral is adequate for the amount of the loan requested.

     A Participant must obtain the consent of the Participant's spouse, if any, to the use of the Vested Account as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan to be so secured is made. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a plan representative or a notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the Vested Account is used for collateral upon renegotiation, extension, renewal, or other revision of the loan.

     If a valid spousal consent has been obtained in accordance with the above, then, notwithstanding any other provision of this Plan, the portion of the Participant's Vested Account used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Vested Account payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's Vested Account (determined without regard to the preceding sentence) is payable to the surviving spouse, then the Vested Account shall be adjusted by first reducing the Vested Account by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

     Each loan shall bear a reasonable fixed rate of interest to be determined by the Loan Administrator. In determining the interest rate, the Loan Administrator shall take into consideration fixed interest rates currently being charged by commercial lenders for loans of comparable risk on similar terms and for similar durations, so that the interest will provide for a return commensurate with rates currently charged by commercial lenders for loans made under similar circumstances. The Loan Administrator shall not discriminate among Participants in the matter of interest rates; but loans granted at different times may bear different interest rates in accordance with the current appropriate standards.

     The loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan. The period of repayment for any loan shall be arrived at by mutual agreement between the Loan Administrator and the Participant.

     The Participant shall make a written application for a loan from the Plan on forms provided by the Loan Administrator. The application must specify the amount and duration requested. No loan will be approved unless the Participant is creditworthy. The Participant must grant authority to the Loan Administrator to investigate the Participant's creditworthiness so that the loan application may be properly considered.

     Information contained in the application for the loan concerning the income, liabilities, and assets of the Participant will be evaluated to determine whether there is a reasonable expectation that the Participant will be able to satisfy payments on the loan as due. Additionally, the Loan Administrator will pursue any appropriate further investigations concerning the creditworthiness and/or credit history of the Participant to determine whether a loan should be approved.

     Each loan shall be fully documented in the form of a promissory note signed by the Participant for the face amount of the loan, together with interest determined as specified above.

     There will be an assignment of collateral to the Plan executed at the time the loan is made.

     In those cases where repayment through payroll deduction by the Employer is available, installments are so payable, and a payroll deduction agreement will be executed by the Participant at the time of making the loan.

     Where payroll deduction is not available, payments are to be timely made.

     Any payment that is not by payroll deduction shall be made payable to the Employer or Trustee, as specified in the promissory note, and delivered to the Loan Administrator, including prepayments, service fees and penalties, if any, and other amounts due under the note.

     The promissory note may provide for reasonable late payment penalties and/or service fees. Any penalties or service fees shall be applied to all Participants in a nondiscriminatory manner. If the promissory note so provides, such amounts may be assessed and collected from the Account of the Participant as part of the loan balance.

     Each loan may be paid prior to maturity, in part or in full, without penalty or service fee, except as may be set out in the promissory note.

     If any amount remains unpaid for more than 31 days after due, a default is deemed to occur.

     Upon default, the Plan has the right to pursue any remedy available by law to satisfy the amount due, along with accrued interest, including the right to enforce its claim against the security pledged and execute upon the collateral as allowed by law.

     If any payment of principal or interest or any other amount due under the promissory note, or any portion thereof, is not made for a period of 90 days after due, the entire principal balance whether or not otherwise then due, shall become immediately due and payable without demand or notice, and subject to collection or satisfaction by any lawful means, including specifically but not limited to the right to enforce the claim against the security pledged and to execute upon the collateral as allowed by law.

     In the event of default, foreclosure on the note and attachment of security or use of amounts pledged to satisfy the amount then due, will not occur until a distributable event occurs in accordance with the Plan, and will not occur to an extent greater than the amount then available upon any distributable event which has occurred under the Plan.

     All reasonable costs and expenses, including but not limited to attorney's fees, incurred by the Plan in connection with any default or in any proceeding to enforce any provision of a promissory note or instrument by which a promissory note for a Participant loan is secured, shall be assessed and collected from the Account of the Participant as part of the loan balance.

     If payroll deduction is being utilized, in the event that a Participant's available payroll deduction amounts in any given month are insufficient to satisfy the total amount due, there will be an increase in the amount taken subsequently, sufficient to make up the amount that is then due. If the subsequent deduction is also insufficient to satisfy the amount due within 31 days, a default is deemed to occur as above. If any amount remains past due more than 90 days, the entire principal amount, whether or not otherwise then due, along with interest then accrued and any other amount then due under the promissory note, shall become due and payable, as above.

     If the Participant ceases to be a party-in-interest (as defined in this section) the balance of the outstanding loan becomes due and payable, and the Participant's Vested Account will be used as available for distribution(s) to pay the outstanding loan. The Participant's Vested Account will not be used to pay any amount due under the outstanding loan before the date which is 31 days after the date he ceased to be an Employee, and the Participant may elect to repay the outstanding loan with interest on the day of repayment. If no distributable event has occurred under the Plan at the time that the Participant's Vested Account would otherwise be used under this provision to pay any amount due under the outstanding loan, this will not occur until the time, or in excess of the extent to which, a distributable event occurs under the Plan.

                                   ARTICLE VI

                            DISTRIBUTION OF BENEFITS

SECTION 6.01--AUTOMATIC FORMS OF DISTRIBUTION.

     Unless a qualified election of an optional form of benefit has been made within the election period (see the ELECTION PROCEDURES SECTION of Article
VI), the automatic form of benefit payable to or on behalf of a Participant is determined as follows:

     (a) The automatic form of retirement benefit for a Participant who does not die before his Annuity Starting Date shall be the Qualified Joint and Survivor Form.

     (b) The automatic form of death benefit for a Participant who dies before his Annuity Starting Date shall be:

           (1) A Qualified Preretirement Survivor Annuity for a Participant who has a spouse to whom he has been continuously married throughout the one-year period ending on the date of his death. The spouse may elect to start receiving the death benefit on any first day of the month on or after the Participant dies and before the date the Participant would have been age 70 1/2. If the spouse dies before benefits start, the Participant's Vested Account, determined as of the date of the spouse's death, shall be paid to the spouse's Beneficiary.

           (2) A single-sum payment to the Participant's Beneficiary for a Participant who does not have a spouse who is entitled to a Qualified Preretirement Survivor Annuity.

           Before a death benefit will be paid on account of the death of a Participant who does not have a spouse who is entitled to a Qualified Preretirement Survivor Annuity, it must be established to the satisfaction of a plan representative that the Participant does not have such a spouse.

SECTION 6.02--OPTIONAL FORMS OF DISTRIBUTION AND DISTRIBUTION REQUIREMENTS.

     (a)   For purposes of this section, the following terms are defined:

           APPLICABLE LIFE EXPECTANCY means Life Expectancy (or Joint and Last Survivor Expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated such succeeding calendar year.

           DESIGNATED BENEFICIARY means the individual who is designated as the beneficiary under the Plan in accordance with Code Section 401(a)(9) and the regulations thereunder.

           DISTRIBUTION CALENDAR YEAR means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to (e) below.

           JOINT AND LAST SURVIVOR EXPECTANCY means joint and last survivor expectancy computed by use of the expected return multiples in Table VI of section 1.72-9 of the Income Tax Regulations.

           Unless otherwise elected by the Participant (or spouse, in the case of distributions described in (e)(2)(ii) below) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

           LIFE EXPECTANCY means life expectancy computed by use of the expected return multiples in Table V of section 1.72-9 of the Income Tax Regulations.

           Unless otherwise elected by the Participant (or spouse, in the case of distributions described in (e)(2)(ii) below) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

           PARTICIPANT'S BENEFIT means

           (1) The Account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Account balance as of the dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

           (2) For purposes of (1) above, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

           REQUIRED BEGINNING DATE means, for a Participant, the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2, unless otherwise provided in (1), (2) or (3) below:

           (1) The Required Beginning Date for a Participant who attains age 70 1/2 before January 1, 1988, and who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

           (2) The Required Beginning Date for a Participant who attains age 70 1/2 before January 1, 1988, and who is a 5-percent owner is the first day of April of the calendar year following the later of

                 (i) the calendar year in which the Participant attains age 70 1/2, or

                 (ii) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.

           (3) The Required Beginning Date of a Participant who is not a 5-percent owner and who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

           A Participant is treated as a 5-percent owner for purposes of this section if such Participant is a 5-percent owner as defined in Code
           Section 416(i) (determined in accordance with Code Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

           Once distributions have begun to a 5-percent owner under this section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

     (b) The optional forms of retirement benefit shall be the following: a straight life annuity; single life annuities with certain periods of five, ten or fifteen years; a single life annuity with installment refund; survivorship life annuities with installment refund and survivorship percentages of 50, 66 2/3 or 100; fixed period annuities for any period of whole months which is not less than 60 and does not exceed the Life Expectancy of the Participant and the named Beneficiary as provided in (d) below where the Life Expectancy is not recalculated; and a series of installments chosen by the Participant with a minimum payment each year beginning with the year the Participant turns age 70 1/2. The payment for the first year in which a minimum payment is required will be made by April 1 of the following calendar year. The payment for the second year and each successive year will be made by December 31 of that year. The minimum payment will be based on a period equal to the Joint and Last Survivor Expectancy of the Participant and the Participant's spouse, if any, as provided in (d) below where the Joint and Last Survivor Expectancy is recalculated. The balance of the Participant's Vested Account, if any, will be payable on the Participant's death to his Beneficiary in a single sum. The Participant may also elect to receive his Vested Account in a single-sum payment.

           Election of an optional form is subject to the qualified election provisions of Article VI.

           Any annuity contract distributed shall be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or spouse shall comply with the requirements of this Plan.

     (c) The optional forms of death benefit are a single-sum payment and any annuity that is an optional form of retirement benefit. However, a series of installments shall not be available if the Beneficiary is not the spouse of the deceased Participant.

(d) Subject to the AUTOMATIC FORMS OF DISTRIBUTION SECTION of Article VI, joint and survivor annuity requirements, the requirements of this section shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this section apply to calendar years beginning after December 31, 1984.

     All distributions required under this section shall be determined and made in accordance with the proposed regulations and Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations.

     The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date.

     As of the first Distribution Calendar Year, distributions, if not made in a single sum, may only be made over one of the following periods (or combination thereof):

     (1)  the life of the Participant,

     (2)  the life of the Participant and a Designated Beneficiary,

     (3) a period certain not extending beyond the Life Expectancy of the Participant, or

     (4) a period certain not extending beyond the Joint and Last Survivor Expectancy of the Participant and a Designated Beneficiary.

     If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

     (5)  Individual account:

          (i)  If a Participant's Benefit is to be distributed over

               (a) a period not extending beyond the Life Expectancy of the Participant or the Joint Life and Last Survivor Expectancy of the Participant and the Participant's Designated Beneficiary or

               (b) a period not extending beyond the Life Expectancy of the Designated Beneficiary,

               the amount required to be distributed for each calendar year beginning with the distributions for the first Distribution Calendar Year, must be at least equal to the quotient obtained by dividing the Participant's Benefit by the Applicable Life Expectancy.

          (ii) For calendar years beginning before January 1, 1989, if the Participant's spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the Life Expectancy of the Participant.

         (iii) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of

               (a)  the Applicable Life Expectancy or

               (b) if the Participant's spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the proposed regulations.

               Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy in (5)(i) above as the relevant divisor without regard to Proposed Regulations section 1.401(a)(9)-2.

          (iv) The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for the Distribution Calendar Year for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

     (6)  Other forms:

          (i) If the Participant's Benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the proposed regulations thereunder.

(e)  Death distribution provisions:

     (1) Distribution beginning before death. If the Participant dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

     (2) Distribution beginning after death. If the Participant dies before distribution of his interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

          (i) if any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the Life Expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

          (ii) if the Designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the later of

               (a) December 31 of the calendar year immediately following the calendar year in which the Participant died and

               (b) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

          If the Participant has not made an election pursuant to this (e)(2) by the time of his death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of

         (iii) December 31 of the calendar year in which distributions would be required to begin under this subparagraph, or

          (iv) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant.

          If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

     (3) For purposes of (e)(2) above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of (e)(2) above, with the exception of (e)(2)(ii) therein, shall be applied as if the surviving spouse were the Participant.

     (4) For purposes of this (e), any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

     (5) For purposes of this (e), distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or if (e)(3) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to (e)(2) above). If distribution in the form of an annuity irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

SECTION 6.02A--DISTRIBUTIONS IN QUALIFYING EMPLOYER SECURITIES.

     In lieu of the cash distributions permitted under Section 6.02 above, any portion of the Participant's Vested Account held in Qualifying Employer Securities may be distributed in kind upon the election of the Participant. Fractional shares shall be paid in cash valued as of the most recent Valuation Date; the distribution shall include any dividends (cash or stock) on such whole shares or any additional shares received as a result of a stock split or any other adjustment to such whole shares since the Valuation Date preceding the date of distribution.

Election of such distribution is subject to the qualified election provisions of
Article VI.

SECTION 6.03--ELECTION PROCEDURES.

     The Participant, Beneficiary, or spouse shall make any election under this section in writing. The Plan Administrator may require such individual to complete and sign any necessary documents as to the provisions to be made. Any election permitted under (a) and (b) below shall be subject to the qualified election provisions of (c) below.

     (a) Retirement Benefits. A Participant may elect his Beneficiary or Contingent Annuitant and may elect to have retirement benefits distributed under any of the optional forms of retirement benefit described in the OPTIONAL FORMS OF DISTRIBUTION AND DISTRIBUTION REQUIREMENTS SECTION of Article VI.

     (b) Death Benefits. A Participant may elect his Beneficiary and may elect to have death benefits distributed under any of the optional forms of death benefit described in the OPTIONAL FORMS OF DISTRIBUTION AND DISTRIBUTION REQUIREMENTS SECTION of Article VI.

          If the Participant has not elected an optional form of distribution for the death benefit payable to his Beneficiary, the Beneficiary may, for his own benefit, elect the form of distribution, in like manner as a Participant.

          The Participant may waive the Qualified Preretirement Survivor Annuity by naming someone other than his spouse as Beneficiary.

          In lieu of the Qualified Preretirement Survivor Annuity described in the AUTOMATIC FORMS OF DISTRIBUTION SECTION of Article VI, the spouse may, for his own benefit, waive the Qualified Preretirement Survivor Annuity by electing to have the benefit distributed under any of the optional forms of death benefit described in the OPTIONAL FORMS OF DISTRIBUTION AND DISTRIBUTION REQUIREMENTS SECTION of Article VI.

     (c) Qualified Election. The Participant, Beneficiary or spouse may make an election at any time during the election period. The Participant, Beneficiary, or spouse may revoke the election made (or make a new election) at any time and any number of times during the election period. An election is effective only if it meets the consent requirements below.

          The election period as to retirement benefits is the 90-day period ending on the Annuity Starting Date. An election to waive the Qualified Joint and Survivor Form may not be made before the date he is provided with the notice of the ability to waive the Qualified Joint and Survivor Form. If the Participant elects the series of installments, he may elect on any later date to have the balance of his Vested Account paid under any of the optional forms of retirement benefit available under the Plan. His election period for this election is the 90-day period ending on the Annuity Starting Date for the optional form of retirement benefit elected.

          A Participant may make an election as to death benefits at any time before he dies. The spouse's election period begins on the date the Participant dies and ends on the date benefits begin. The Beneficiary's election period begins on the date the Participant dies and ends on the date benefits begin. An election to waive the Qualified Preretirement Survivor Annuity may not be made by the

          Participant before the date he is provided with the notice of the ability to waive the Qualified Preretirement Survivor Annuity. A Participant's election to waive the Qualified Preretirement Survivor Annuity which is made before the first day of the Plan Year in which he reaches age 35 shall become invalid on such date. An election made by a Participant after he ceases to be an Employee will not become invalid on the first day of the Plan
          Year in which he reaches age 35 with respect to death benefits from that part of his Account resulting from Contributions made before he ceased to be an Employee.

          If the Participant's Vested Account has at any time exceeded $3,500, any benefit which is (1) immediately distributable or (2) payable in a form other than a Qualified Joint and Survivor Form or a Qualified Preretirement Survivor Annuity requires the consent of the Participant and the Participant's spouse (or where either the Participant or the spouse has died, the survivor). The consent of the Participant or spouse to a benefit which is immediately distributable must not be made before the date the Participant or spouse is provided with the notice of the ability to defer the distribution. Such consent shall be made in writing. The consent shall not be made more than 90 days before the Annuity Starting Date. Spousal consent is not required for a benefit which is immediately distributable in a Qualified Joint and Survivor Form. Furthermore, if spousal consent is not required because the Participant is electing an optional form of retirement benefit that is not a life annuity pursuant to (d) below, only the Participant need consent to the distribution of a benefit payable in a form that is not a life annuity and which is immediately distributable. Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is required to satisfy Code
          Section 401(a)(9) or Code Section 415. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's Account balance may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) within the same Controlled Group. A benefit is immediately distributable if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the older of Normal Retirement Age or age 62. If the Qualified Joint and Survivor Form is waived, the spouse has the right to limit consent only to a specific Beneficiary or a specific form of benefit. The spouse can relinquish one or both such rights. Such consent shall be made in writing. The consent shall not be made more than 90 days before the Annuity Starting Date. If the Qualified Preretirement Survivor Annuity is waived, the spouse has the right to limit consent only to a specific Beneficiary. Such consent shall be in writing. The spouse's consent shall be witnessed by a plan representative or notary public. The spouse's consent must acknowledge the effect of the election, including that the spouse had the right to limit consent only to a specific Beneficiary or a specific form of benefit, if applicable, and that the relinquishment of one or both such rights was voluntary. Unless the consent of the spouse expressly permits designations by the Participant without a requirement of further consent by the spouse, the spouse's consent must be limited to the form of benefit, if applicable, and the Beneficiary
          (including any Contingent Annuitant), class of Beneficiaries, or contingent Beneficiary named in the election. Spousal consent is not required, however, if the Participant establishes to the satisfaction of the plan representative that the consent of the spouse cannot be obtained because there is no spouse or the spouse cannot be located. A spouse's consent under this paragraph shall not be valid with respect to any other spouse. A Participant may revoke a prior election without the consent of the spouse. Any new election will require a new spousal consent, unless the consent of the spouse expressly permits such election by the Participant without further consent by the spouse. A spouse's consent may be revoked at any time within the Participant's election period.

     (d) Special Rule for Profit Sharing Plan. As provided in the preceding provisions of the Plan, if a Participant has a spouse to whom he has been continuously married throughout the one-year period ending on the date of his death, the Participant's Vested Account shall be paid to such spouse. However, if there is no such spouse or if the surviving spouse has already consented in a manner conforming to the qualified election requirements in (c) above, the Vested Account shall be payable to the Participant's Beneficiary in the event of the Participant's death.

          The Participant may waive the spousal death benefit described above at any time provided that no such waiver shall be effective unless it satisfies the conditions of (c) above (other than the notification requirement referred to therein) that would apply to the Participant's waiver of the Qualified Preretirement Survivor Annuity.

          Because this is a profit sharing plan which pays death benefits as described above, this subsection (d) applies if the following condition is met: with respect to the Participant, this Plan is not a direct or indirect transferee after December 31, 1984, of a defined benefit plan, money purchase plan (including a target plan), stock bonus plan or profit sharing plan which is subject to the survivor annuity requirements of Code Section 401(a)(11) and Code
          Section 417. If the above condition is met, spousal consent is not required for electing a benefit payable in a form that is not a life annuity. If the above condition is not met, the consent requirements of this article shall be operative.

SECTION 6.04--NOTICE REQUIREMENTS.

     (a) Optional forms of retirement benefit. The Plan Administrator shall furnish to the Participant and the Participant's spouse a written explanation of the optional forms of retirement benefit in the OPTIONAL FORMS OF DISTRIBUTION AND DISTRIBUTION REQUIREMENTS SECTION of Article VI, including the material features and relative values of these options, in a manner that would satisfy the notice requirements of Code Section 417(a)(3) and the right of the Participant and the Participant's spouse to defer distribution until the benefit is no longer immediately distributable. The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant and the Participant's spouse no less than 30 days and no more than 90 days before the Annuity Starting Date.

     (b) Qualified Joint and Survivor Form. The Plan Administrator shall furnish to the Participant a written explanation of the following: the terms and conditions of the Qualified Joint and Survivor Form; the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Form; the rights of the Participant's spouse; and the right to revoke an election and the effect of such a revocation. The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant no less than 30 days and no more than 90 days before the Annuity Starting Date.

          After the written explanation is given, a Participant or spouse may make written request for additional information. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant or spouse within 30 days from the date of the written request. The Plan Administrator does not need to comply with more than one such request by a Participant or spouse.

                  The Plan Administrator's explanation shall be written in nontechnical language and will explain the terms and conditions of the Qualified Joint and Survivor Form and the financial effect upon the Participant's benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Joint and Survivor Form.

         (c) Qualified Preretirement Survivor Annuity. As required by the Code and Federal regulation, the Plan Administrator shall furnish to the Participant a written explanation of the following: the terms and conditions of the Qualified Preretirement Survivor Annuity; the Participant's right to make, and the effect of, an election to waive the Qualified Preretirement Survivor Annuity; the rights of the Participant's spouse; and the right to revoke an election and the effect of such a revocation. The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant within the applicable period. The applicable period for a Participant is whichever of the following periods ends last:

                  (1) the period beginning one year before the date the individual becomes a Participant and ending one year after such date; or

                  (2) the period beginning one year before the date the Participant's spouse is first entitled to a Qualified Preretirement Survivor Annuity and ending one year after such date.

                  If such notice is given before the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, an additional notice shall be given within such period. If a Participant ceases to be an Employee before attaining age 35, an additional notice shall be given within the period beginning one year before the date he ceases to be an Employee and ending one year after such date.

                  After the written explanation is given, a Participant or spouse may make written request for additional information. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant or spouse within 30 days from the date of the written request. The Plan Administrator does not need to comply with more than one such request by a Participant or spouse.

                  The Plan Administrator's explanation shall be written in nontechnical language and will explain the terms and conditions of the Qualified Preretirement Survivor Annuity and the financial effect upon the spouse's benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Preretirement Survivor Annuity.

                                   ARTICLE VII

                               TERMINATION OF PLAN

         The Employer expects to continue the Plan indefinitely but reserves the right to terminate the Plan in whole or in part at any time upon giving written notice to all parties concerned. Complete discontinuance of Contributions under the Plan constitutes complete termination of Plan.

         The Account of each Participant shall be fully (100%) vested and nonforfeitable as of the effective date of complete termination of Plan. The Account of each Participant who is included in the group of Participants deemed to be affected by the partial termination of the Plan shall be fully (100%) vested and nonforfeitable as of the effective date of the partial Plan termination. The Participant's Account shall continue to participate in the earnings credited, expenses charged and any appreciation or depreciation of the Investment Fund until the Vested Account is distributed. A distribution under this article will be a retirement benefit and shall be distributed to the Participant according to the provisions of Article VI.

         A Participant's Account which does not result from Contributions which are used to compute the Actual Deferral Percentage, as defined in the EXCESS AMOUNTS SECTION of Article III, may be distributed to the Participant after the effective date of the complete or partial Plan termination. A Participant's Account resulting from Contributions which are used to compute such percentage may be distributed upon termination of the Plan without the establishment or maintenance of another defined contribution plan, other than an employee stock ownership plan (as defined in Code Section 4975(e) or Code Section 409) or a simplified employee pension plan (as defined in Code Section 408(k)). Such a distribution made after March 31, 1988, must be in a single sum.

         Upon complete termination of Plan, no more Employees shall become Participants and no more Contributions shall be made.

         The assets of this Plan shall not be paid to the Employer at any time, except that, after the satisfaction of all liabilities under the Plan, any assets remaining may be paid to the Employer. The payment may not be made if it would contravene any provision of law.


ARTICLE VII                             59

                                  ARTICLE VIII

                             ADMINISTRATION OF PLAN

SECTION 8.01--ADMINISTRATION.

         Subject to the provisions of this article, the Plan Administrator has complete control of the administration of the Plan. The Plan Administrator has all the powers necessary for it to properly carry out its administrative duties. Not in limitation, but in amplification of the foregoing, the Plan Administrator has the power to construe the Plan, including ambiguous provisions, and to determine all questions that may arise under the Plan, including all questions relating to the eligibility of Employees to participate in the Plan and the amount of benefit to which any Participant, Beneficiary, spouse or Contingent Annuitant may become entitled. The Plan Administrator's decisions upon all matters within the scope of its authority shall be final.

         Unless otherwise set out in the Plan or Group Contract, the Plan Administrator may delegate recordkeeping and other duties which are necessary for the administration of the Plan to any person or firm which agrees to accept such duties. The Plan Administrator shall be entitled to rely upon all tables, valuations, certificates and reports furnished by the consultant or actuary appointed by the Plan Administrator and upon all opinions given by any counsel selected or approved by the Plan Administrator.

         The Plan Administrator shall receive all claims for benefits by Participants, former Participants, Beneficiaries, spouses, and Contingent Annuitants. The Plan Administrator shall determine all facts necessary to establish the right of any Claimant to benefits and the amount of those benefits under the provisions of the Plan. The Plan Administrator may establish rules and procedures to be followed by Claimants in filing claims for benefits, in furnishing and verifying proofs necessary to determine age, and in any other matters required to administer the Plan.

         Each Participant shall be entitled to direct the Trustee as to the exercise of all voting powers over shares allocated to his Account with respect to any corporate matter which involves the voting of such shares allocated to the Participant's Account with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as may be prescribed in the Treasury Regulations. The Trustee shall vote all shares of Qualifying Employer Securities allocated to a Participant's Account which are not voted by the Participant, because the Participant has not directed (or not timely directed) the Trustee as to the manner in which such Qualifying Employer Securities are to be voted in the same proportion as those shares of Qualifying Employer Securities for which the Trustee has received proper direction on such matter.

         In the event that a tender offer is made for some or all of the shares of the Employer, each Participant shall have the right to direct whether those shares allocated to his Account, whether or not vested, shall be tendered. This right shall be exercised in the manner set forth herein. In the absence of a written directive from or election by a Participant to the Plan Administrator, the Plan Administrator shall direct the Trustee not to tender such shares. Because the choice is to be given to the Participants, the Plan Administrator and the Trustee shall not have fiduciary responsibility with respect to the decision to tender or not or whether to tender all such shares or only a portion thereof.

         In order to facilitate the decision of Participants whether to tender their shares in a tender offer (or how many shares to tender), the Plan Administrator shall provide election forms for the Participants, whereby they may elect to tender or not and whereby they may elect to tender all or a portion of such shares. Unless otherwise limited by Federal securities law, such election may be made or changed at any time prior to the date before the expiration date of the tender offer (with extensions); any election or change in election must be received by the Plan Administrator, or designated representative of the Plan Administrator, on or before the day preceding the expiration date of the tender offer (with extensions, if any). The Plan Administrator my develop procedures to facilitate Participants' choices, such as the use of facsimile transmissions for the Employees located in areas physically remote from the Plan Administrator. The election shall be binding on the Plan Administrator and the Trustee. The Plan Administrator shall make every effort to distribute the notice of the tender, election forms and other communications related to the tender offer to all Participants as soon as practicable following the announcement of the tender offer, including mailing such notice and form to Participants and posting such notice in places designed to be reviewed by Participants.

     As to shares which are not allocated to the Account of any Participant, all such shares (in the aggregate) shall be tendered or not as the majority of the shares held by Participants and directed by Participants are tendered or not. The Plan Administrator shall direct the Trustee to tender all such unallocated shares or not, in accordance with the elections of the Participants having an allocation of the majority of the shares under the Plan.

SECTION 8.02--RECORDS.

     All acts and determinations of the Plan Administrator shall be duly recorded. All these records, together with other documents necessary for the administration of the Plan, shall be preserved in the Plan Administrator's custody.

     Writing (handwriting, typing, printing), photostating, photographing, microfilming, magnetic impulse, mechanical or electrical recording or other forms of data compilation shall be acceptable means of keeping records.

SECTION 8.03--INFORMATION AVAILABLE.

     Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan, the Group Contract or any other instrument under which the Plan was established or is operated. The Plan Administrator shall maintain all of the items listed in this section in its office, or in such other place or places as it may designate in order to comply with governmental regulations. These items may be examined during reasonable business hours. Upon the written request of a Participant or Beneficiary receiving benefits under the Plan, the Plan Administrator will furnish him with a copy of any of these items. The Plan Administrator may make a reasonable charge to the requesting person for the copy.

SECTION 8.04--CLAIM AND APPEAL PROCEDURES.

     A Claimant must submit any required forms and pertinent information when making a claim for benefits under the Plan.

     If a claim for benefits under the Plan is denied, the Plan Administrator shall provide adequate written notice to the Claimant whose claims for benefits under the Plan has been denied. The notice must be furnished within 90 days of the date that the claim is received by the Plan Administrator. The Claimant shall be notified in writing within this initial 90-day period if special circumstances require an extension of time needed to process the claim and the date by which the Plan Administrator's decision is expected to be rendered. The written notice shall be furnished no later than 180 days after the date the claim was received by the Plan Administrator.

     The Plan Administrator's notice to the Claimant shall specify the reason for the denial; specify references to pertinent Plan provisions on which denial is based; describe any additional material and information needed for the Claimant to perfect his claim for benefits; explain why the material and information is needed; inform the Claimant that any appeal he wishes to make must be in writing to the Plan Administrator within 60 days after receipt of the Plan Administrator's notice of denial of benefits and that failure to make the written appeal within such 60-day period shall render the Plan Administrator's determination of such denial final, binding and conclusive.

     If the Claimant appeals to the Plan Administrator, the Claimant, or his authorized representative, may submit in writing whatever issues and comments the Claimant, or his representative, feels are pertinent. The Claimant, or his authorized representative may review pertinent Plan documents. The Plan Administrator shall reexamine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Plan Administrator shall advise the Claimant of its decision within 60 days of his written request for review, unless special circumstances (such as a hearing) would make rendering a decision within the 60-day limit unfeasible. The Claimant must be notified within the 60-day limit if an extension is necessary. The Plan Administrator shall render a decision on a claim for benefits no later than 120 days after the request for review is received.

SECTION 8.05--UNCLAIMED VESTED ACCOUNT PROCEDURE.

     At the time the Participant's Vested Account is distributable to the Participant, spouse or Beneficiary without his consent according to the provisions of Article VI or Article IX, the Plan Administrator, by certified or registered mail addressed to his last known address and in accordance with the notice requirements of Article VI, will notify him of his entitlement to a benefit. If the Participant, spouse or Beneficiary fails to claim the Vested Account or make his whereabouts known in writing within six months from the date of mailing the notice, the Plan Administrator may treat such unclaimed Vested Account as a forfeiture and apply it according to the forfeiture provisions of Article III. If Article III contains no forfeiture provisions, such amount will be applied to reduce the earliest Employer Contributions due after the forfeiture arises.

     If a Participant's Vested Account is forfeited according to the provisions of the above paragraph and the Participant, his spouse or his Beneficiary at any time make a claim for benefits, the forfeited Vested Account shall be reinstated, unadjusted for any gains or losses occurring after the date it was forfeited. The reinstated Vested Account shall then be distributed to the Participant, spouse or Beneficiary according to the preceding provisions of the Plan.

SECTION 8.06--DELEGATION OF AUTHORITY.

     All or any part of the administrative duties and responsibilities under this article may be delegated by the Plan Administrator to a retirement committee. The duties and responsibilities of the retirement committee shall be set out in a separate written agreement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

SECTION 9.01--AMENDMENTS.

     The Employer may amend this Plan at any time, including any remedial retroactive changes (within the specified period of time as may be determined by Internal Revenue Service regulations) to comply with the requirements of any law or regulation issued by any governmental agency to which the Employer is subject. An amendment may not diminish or adversely affect any accrued interest or benefit of Participants or their Beneficiaries or eliminate an optional form of distribution with respect to benefits attributable to service before the amendment nor allow reversion or diversion of Plan assets to the Employer at any time, except as may be necessary to comply with the requirements of any law or regulation issued by any governmental agency to which the Employer is subject. No amendment to this Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. However, a Participant's Account may be reduced to the extent permitted under Code Section 412(c)(8). For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's Account or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's employer-derived accrued benefit will not be less than his percentage computed under the Plan without regard to such amendment.

     An amendment shall not decrease a Participant's vested interest in the Plan. If an amendment to the Plan, or a deemed amendment in the case of a change in top-heavy status of the Plan as provided in the MODIFICATION OF VESTING REQUIREMENTS SECTION of Article X, changes the computation of the percentage used to determine that portion of a Participant's Account attributable to Employer Contributions which is nonforfeitable (whether directly or indirectly), each Participant or former Participant

     (a) who has completed at least three Years of Service on the date the election period described below ends (five Years of Service if the Participant does not have at least one Hour-of-Service in a Plan Year beginning after December 31, 1988) and

     (b) whose nonforfeitable percentage will be determined on any date after the date of the change may elect, during the election period, to have the nonforfeitable percentage of his Account that results from Employer Contributions determined without regard to the amendment. This election may not be revoked. An election does not need to be provided for any Participant or former Participant whose nonforfeitable percentage, determined according to the Plan provisions as changed, cannot at any time be less that the percentage determined without regard to such change. The election period shall begin no later than the date the Plan amendment is adopted, or deemed adopted in the case of a change in the top-heavy status of the Plan, and end no earlier than the sixtieth day after the latest of the date the amendment is adopted (deemed adopted) or becomes effective, or the date the Participant is issued written notice of the amendment (deemed amendment) by the Employer or the Plan Administrator.


ARTICLE IX                             63

SECTION 9.02--DIRECT ROLLOVERS.

    This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan, specified by the Distributee, in a Direct Rollover.

SECTION 9.03--MERGERS AND DIRECT TRANSFERS.

    The Plan may not be merged or consolidated with, nor have its assets or liabilities transferred to, any other retirement plan, unless each Participant in the plan would (if the plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated). The Employer may enter into merger agreements or direct transfer of assets agreements with the employers under other retirement plans which are qualifiable under Code Section 401(a), including an elective transfer, and may accept the direct transfer of plan assets, or may transfer plan assets, as a party to any such agreement. The Employer shall not consent to, or be a party to a merger, consolidation or transfer of assets with a defined benefit plan if such action would result in a defined benefit feature being maintained under this Plan.

    The Plan may accept a direct transfer of plan assets on behalf of an Eligible Employee. If the Eligible Employee is not an Active Participant when the transfer is made, the Eligible Employee shall be deemed to be an Active Participant only for the purpose of investment and distribution of the transferred assets. Employer Contributions shall not be made for or allocated to the Eligible Employee, until the time he meets all of the requirements to become an Active Participant.

    The Plan shall hold, administer and distribute the transferred assets as a part of the Plan. The Plan shall maintain a separate account for the benefit of the Employee on whose behalf the Plan accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to the Plan is an elective transfer, the Plan shall apply the optional forms of benefit protections described in the AMENDMENTS SECTION of Article IX to all transferred assets. A transfer is elective if: (1) the transfer is voluntary, under a fully informed election by the Participant; (2) the Participant has an alternative that retains his Code Section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating); (3) if the transferor plan is subject to Code Sections 401(a)(11) and 417, the transfer satisfies the applicable spousal consent requirements of the Code; (4) the notice requirements under Code Section 417, requiring a written explanation with respect to an election not to receive benefits in the form of a qualified joint and survivor annuity, are met with respect to the Participant and spousal transfer election; (5) the Participant has a right to immediate distribution from the transferor plan under provisions in the plan not inconsistent with Code Section 401(a); (6) the transferred benefit is equal to the Participant's entire nonforfeitable accrued benefit under the transferor plan, calculated to be at least the greater of the single sum distribution provided by the transferor plan (if any) or the present value of the Participant's accrued benefit under the transferor plan payable at the plan's normal retirement age and calculated using an interest rate subject to the restrictions of Code Section 417(e) and subject to the overall limitations of Code Section 415; (7) the Participant has a 100% nonforfeitable interest in the transferred benefit; and (8) the transfer otherwise satisfies applicable Treasury regulations.

SECTION 9.04--PROVISIONS RELATING TO THE INSURER
              AND OTHER PARTIES.

    The obligations of an Insurer shall be governed solely by the provisions of the Group Contract. The Insurer shall not be required to perform any act not provided in or contrary to the provisions of the Group Contract. See the CONSTRUCTION SECTION of this article.

    Any issuer or distributor of investment contracts or securities is governed solely by the terms of its policies, written investment contract, prospectuses, security instruments, and any other written agreements entered into with the Trustee.

    Such Insurer, issuer or distributor is not a party to the Plan, nor bound in any way by the Plan provisions. Such parties shall not be required to look to the terms of this Plan, nor to determine whether the Employer, the Plan Administrator, the Trustee, or the Named Fiduciary have the authority to act in any particular manner or to make any contract or agreement.

    Until notice of any amendment or termination of this Plan or a change in Trustee has been received by the Insurer at its home office or an issuer or distributor at their principal address, they are and shall be fully protected in assuming that the Plan has not been amended or terminated and in dealing with any party acting as Trustee according to the latest information which they have received at their home office or principal address.

SECTION 9.05--EMPLOYMENT STATUS.

    Nothing contained in this Plan gives an Employee the right to be retained in the Employer's employ or to interfere with the Employer's right to discharge any Employee.

SECTION 9.06--RIGHTS TO PLAN ASSETS.

    No Employee shall have any right to or interest in any assets of the Plan upon termination of his employment or otherwise except as specifically provided under this Plan, and then only to the extent of the benefits payable to such Employee in accordance with Plan provisions.

    Any final payment or distribution to a Participant or his legal representative or to any Beneficiaries, spouse or Contingent Annuitant of such Participant under the Plan provisions shall be in full satisfaction of all claims against the Plan, the Named Fiduciary, the Plan Administrator, the Trustee, the Insurer, and the Employer arising under or by virtue of the Plan.

SECTION 9.07--BENEFICIARY.

    Each Participant may name a Beneficiary to receive any death benefit (other than any income payable to a Contingent Annuitant) that may arise out of his participation in the Plan. The Participant may change his Beneficiary from time to time. Unless a qualified election has been made, for purposes of distributing any death benefits before Retirement Date, the Beneficiary of a Participant who has a spouse who is entitled to a Qualified Preretirement Survivor Annuity shall be the Participant's spouse. The Participant's Beneficiary designation and any change of Beneficiary shall be subject to the provisions of the ELECTION PROCEDURES

SECTION of Article VI. It is the responsibility of the Participant to give written notice to the Insurer of the name of the Beneficiary on a form furnished for that purpose.

    With the Employer's consent, the Plan Administrator may maintain records of Beneficiary designations for Participants before their Retirement Dates. In that event, the written designations made by Participants shall be filed with the Plan Administrator. If a Participant dies before his Retirement Date, the Plan Administrator shall certify to the Insurer the Beneficiary designation on its records for the Participant.

     If, at the death of a Participant, there is no Beneficiary named or surviving, any death benefit under the Group Contract shall be paid under the applicable provisions of the Group Contract.

SECTION 9.08--NONALIENATION OF BENEFITS.

    Benefits payable under the Plan are not subject to the claims of any creditor of any Participant, Beneficiary, spouse or Contingent Annuitant. A Participant, Beneficiary, spouse or Contingent Annuitant does not have any rights to alienate, anticipate, commute, pledge, encumber or assign any of such benefits, except in the case of a loan as provided in the LOANS TO PARTICIPANTS SECTION of Article V. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant according to a domestic relations order, unless such order is determined by the Plan Administrator to be a qualified domestic relations order, as defined in Code Section 414(p), or any domestic relations order entered before January 1, 1985.

SECTION 9.09--CONSTRUCTION.

    The validity of the Plan or any of its provisions is determined under and construed according to Federal law and, to the extent permissible, according to the laws of the state in which the Employer has its principal office. In case any provision of this Plan is held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included.

    In the event of any conflict between the provisions of the Plan and the terms of any contract or policy issued hereunder, the provisions of the Plan control the operation and administration of the Plan.

SECTION 9.10--LEGAL ACTIONS.

    The Plan, the Plan Administrator, the Trustee and the Named Fiduciary are the necessary parties to any action or proceeding involving the assets held with respect to the Plan or administration of the Plan or Trust. No person employed by the Employer, no Participant, former Participant or their Beneficiaries or any other person having or claiming to have an interest in the Plan is entitled to any notice of process. A final judgment entered in any such action or proceeding shall be binding and conclusive on all persons having or claiming to have an interest in the Plan.

SECTION 9.11--SMALL AMOUNTS.

    If the Vested Account of a Participant has never exceeded $3,500, the entire Vested Account shall be payable in a single sum as of the earliest of his Retirement Date, the date he dies, or the date he ceases to be an Employee for any other reason. This is a small amounts payment. If a small amount is payable as of the date the Participant dies, the small amounts payment shall be made to the Participant's Beneficiary (spouse if the death benefit is payable to the spouse). If a small amount is payable while the Participant is living, the small amounts payment shall be made to the Participant. The small amounts payment is in full settlement of all benefits otherwise payable. The service credited to a Participant who is reemployed by the Employer is not diminished as a result of receiving a small amounts payment.

     No other small amounts payments shall be made.

SECTION 9.12--WORD USAGE.

     The masculine gender, where used in this Plan, shall include the feminine gender and the singular words as used in this Plan may include the plural, unless the context indicates otherwise.

SECTION 9.13--TRANSFERS BETWEEN PLANS.

     If an Employee previously participated in another plan of the Employer which credited service under the elapsed time method for any purpose which under this Plan is determined using the hours method, then the Employee's service shall be equal to the sum of (a), (b) and (c) below:

     (a) The number of whole years of service credited to him under the other plan as of the date he became an Eligible Employee under this Plan.

     (b) One year or a part of a year of service for the applicable service period in which he became an Eligible Employee if he is credited with the required number of Hours-of-Service. If the Employer does not have sufficient records to determine the Employee's actual Hours-of-Service in that part of the service period before the date he became an Eligible Employee, the Hours-of-Service shall be determined using an equivalency. For any month in which he would be required to be credited with one Hour-of-Service, the Employee shall be deemed for purposes of this section to be credited with 190 Hours-of-Service.

     (c) The Employee's service determined under this Plan using the hours method after the end of the applicable service period in which he became an Eligible Employee.

     If an Employee previously participated in another plan of the Employer which credited service under the hours method for any purpose which under this Plan is determined using the elapsed time method, then the Employee's service shall be equal to the sum of (d), (e) and (f) below:

     (d) The number of whole years of service credited to him under the other plan as of the beginning of the applicable service period under that plan in which he became an Eligible Employee under this Plan.

     (e) The greater of (1) the service that would be credited to him for that entire service period using the elapsed time method or (2) the service credited to him under the other plan as of the date he became an Eligible Employee under this Plan.

     (f) The Employee's service determined under this Plan using the elapsed time method after the end of the applicable service period under the other plan in which he became an Eligible Employee.

     Any modification of service contained in this Plan shall be applicable to the service determined pursuant to this section.

     If the Employee previously participated in the plan of a Controlled Group member which credited service under a different method than is used in this Plan, for purposes of determining eligibility and vesting the provisions above shall apply as though the plan of the Controlled Group member were a plan of the Employer.

                                  ARTICLE X

                         TOP-HEAVY PLAN REQUIREMENTS

SECTION 10.01--APPLICATION.

     The provisions of this article shall supersede all other provisions in the Plan to the contrary.

     For the purpose of applying the Top-heavy Plan requirements of this article, all members of the Controlled Group shall be treated as one Employer. The term Employer as used in this article shall be deemed to include all members of the Controlled Group unless the term as used clearly indicates only the Employer is meant.

     The accrued benefit or account of a participant which results from deductible voluntary contributions shall not be included for any purpose under this article.

     The minimum vesting and contribution provisions of the MODIFICATION OF VESTING REQUIREMENTS and MODIFICATION OF CONTRIBUTIONS SECTIONS of Article X shall not apply to any Employee who is included in a group of Employees covered by a collective bargaining agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers, including the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such representatives. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives.

SECTION 10.02--DEFINITIONS.

     The following terms are defined for purposes of this article.

     AGGREGATION GROUP means

     (a) each of the Employer's retirement plans in which a Key Employee is a participant during the Year containing the Determination Date or one of the four preceding Years.

     (b) each of the Employer's other retirement plans which allows the plan(s) described in (a) above to meet the nondiscrimination requirement of Code Section 401(a)(4) or the minimum coverage requirement of Code Section 410, and

     (c)  any of the Employer's other retirement plans not included in (a) or
          (b) above which the Employer desires to include as part of the Aggregation Group. Such a retirement plan shall be included only if the Aggregation Group would continue to satisfy the requirements of Code Section 401(a)(4) and Code Section 410.

     The plans in (a) and (b) above constitute the "required" Aggregation Group. The plans in (a), (b) and (c) above constitute the "permissive" Aggregation Group.

     COMPENSATION means, as to an Employee for any period, compensation as defined in the CONTRIBUTION LIMITATION SECTION of Article III. For purposes of determining who is a Key Employee, Compensation


ARTICLE X                              69
shall include, in addition to compensation as defined in the CONTRIBUTION LIMITATION SECTION of Article III, elective contributions. Elective contributions are amounts excludable from the Employee's gross income under Code Sections 125, 402(e)(3), 402(h) or 403(b), and contributed by the Employer, at the Employee's election, to a Code Section 401(k) arrangement, a simplified employee pension, cafeteria plan or tax-sheltered annuity.

For purposes of Compensation as defined in this section, Compensation shall be limited to the maximum dollar amount, as adjusted, in the same manner and in the same time as the Compensation defined in the DEFINITION SECTION of
Article I.

DETERMINATION DATE means as to this Plan for any Year, the last day of the preceding Year. However, if there is no preceding Year, the Determination Date is the last day of such Year.

KEY EMPLOYEE means any Employee or former Employee (including Beneficiaries of deceased Employees) who at any time during the determination period was

(a) one of the Employer's officers (subject to the maximum below) whose Compensation (as defined in this section) for the Year exceeds 50 percent of the dollar limitation under Code Section 415(b)(1)(A),

(b)  one of the ten Employees who owns (or is considered to own, under Code
     Section 318) more than a half percent ownership interest and one of the largest interests in the Employer during any Year of the determination period if such person's Compensation (as defined in this section) for the Year exceeds the dollar limitation under Code Section 415(c)(1)(A),

(c)  a five-percent owner of the Employer, or

(d) a one-percent owner of the Employer whose Compensation (as defined in this section) for the Year is more than $150,000.

Each member of the Controlled Group shall be treated as a separate employer for purposes of determining ownership in the Employer.

The determination period is the Year containing the Determination Date and the four preceding Years. If the Employer has fewer than 30 Employees, no more than three Employees shall be treated as Key Employees because they are officers. If the Employer has between 30 and 500 Employees, no more than ten percent of the Employer's Employees (if not an integer, increased to the next integer) shall be treated as Key Employees because they are officers. In no event will more than 50 Employees be treated as Key Employees because they are officers if the Employer has 500 or more Employees. The number of Employees for any Plan Year is the greatest number of Employees during the determination period. Officers who are employees described in Code
Section 414(q)(8) shall be excluded. If the Employer has more than the maximum number of officers to be treated as Key Employees, the officers shall be ranked by amount of annual Compensation (as defined in this section), and those with the greater amount of annual Compensation during the determination period shall be treated as Key Employees. To determine the ten Employees owning the largest interests in the Employer, if more than one Employee has the same ownership interest, the Employee(s) having the greater annual Compensation shall be treated as owning the larger interest(s). The determination of who is a Key Employee shall be made according to Code
Section 416(i)(1) and the regulations thereunder.

NON-KEY EMPLOYEE means a person who is a non-key employee within the meaning of Code Section 416 and regulations thereunder.

PRESENT VALUE means the present value of a participant's accrued benefit under a defined benefit plan as of his normal retirement age (attained age if later) or, if the plan provides non-proportional subsidies, the age at which the benefit is most valuable. The accrued benefit of any Employee (other than a Key Employee) shall be determined under the method which is used for accrual purposes for all plans of the Employer or if there is no one method which is used for accrual purposes for all plans of the Employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). For purposes of establishing Present Value, any benefit shall be discounted only for 7.5% interest and mortality according to the 1971 Group Annuity Table (Male) without the 7% margin but with projection by Scale E from 1971 to the later of (a) 1974, or (b) the year determined by adding the age to 1920, and wherein for females the male age six years younger is used. If the Present Value of accrued benefits is determined for a participant under more than one defined benefit plan included in the Aggregation Group, all such plans shall use the same actuarial assumptions to determine the Present Value.

TOP-HEAVY PLAN means a plan which is a top-heavy plan for any plan year beginning after December 31, 1983. This Plan shall be a Top-heavy Plan if

(a) the Top-heavy Ratio for this Plan alone exceeds 60 percent and this Plan is not part of any required Aggregation Group or permissive Aggregation Group.

(b) this Plan is a part of a required Aggregation Group, but not part of a permissive Aggregation Group, and the Top-heavy Ratio for the required Aggregation Group exceeds 60 percent.

(c) this Plan is a part of a required Aggregation Group and part of a permissive Aggregation Group and the Top-heavy Ratio for the permissive Aggregation Group exceeds 60 percent.

TOP-HEAVY RATIO means the ratio calculated below for this Plan or for the Aggregation Group.

(a)  If the Employer maintains one or more defined contribution plans
     (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the five-year period ending on the determination date has or has had accrued benefits, the Top-heavy Ratio for this Plan alone or for the required or permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date and the denominator of which is the sum of all account balances of all employees as of the determination date. Both the numerator and denominator of the Top-heavy Ratio are adjusted for any distribution of an account balance (including those made from terminated plan(s) of the Employer which would have been part of the required Aggregation Group had such plan(s) not been terminated) made in the five-year period ending on the determination date. Both the numerator and denominator of the Top-heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

(b) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the determination date has or has had accrued benefits, the Top-heavy Ratio for any required or permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances under the defined contribution plan(s) of all Key Employees and the Present Value of accrued benefits under the defined benefit plan(s) for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plan(s) for all employees and the Present Value of accrued benefits under the defined benefit plans for all employees. Both the numerator and denominator of the Top-heavy Ratio are adjusted for any distribution of an account balance or an accrued benefit (including those made from terminated plan(s) of the Employer which would have been part of the required Aggregation Group had such plan(s) not been terminated) made in the five-year period ending on the determination date.

(c) For purposes of (a) and (b) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of an employee who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the Top-heavy Ratio and the extent to which distributions, rollovers and transfers during the five-year period ending on the determination date are to be taken into account, shall be determined according to the provisions of Code
     Section 416 and regulations thereunder. The account balances and accrued benefits of an individual who has performed no service for the Employer during the five-year period ending on the determination date shall be excluded from the Top-heavy Ratio until the time the individual again performs service for the Employer. Deductible employee contributions will not be taken into account for purposes of computing the Top-heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

Account, as used in this definition, means the value of an employee's account under one of the Employer's retirement plans on the latest valuation date. In the case of a money purchase plan or target benefit plan, such value shall be adjusted to include any contributions made for or by the employee after the valuation date and on or before such determination date or due to be made as of such determination date but not yet forwarded to the insurer or trustee.
In the case of a profit sharing plan, such value shall be adjusted to include any contributions made for or by the employee after the valuation date and on or before such determination date. During the first Year of any profit sharing plan such adjustment in value shall include contributions made after such determination date that are allocated as of a date in such Year. The nondeductible employee contributions which an employee makes under a defined benefit plan of the Employer shall be treated as if they were contributions under a separate defined contribution plan.

VALUATION DATE means, as to this Plan, the last day of the last calendar month ending in a Year.

YEAR means the Plan Year unless another year is specified by the Employer in a separate written resolution in accordance with regulations issued by the Secretary of the Treasury or his delegate.

SECTION 10.03--MODIFICATION OF VESTING REQUIREMENTS.

     A Participant's nonforfeitable percentage is 100%. Such percentage is at all times at least as great as the nonforfeitable percentage required to satisfy the requirements of Code Section 416.

     The part of the Participant's Vested Account resulting from the minimum contributions required pursuant to the MODIFICATION OF CONTRIBUTIONS SECTION of Article X shall not be forfeited because of a period of reemployment after benefit payments have begun.

SECTION 10.04--MODIFICATION OF CONTRIBUTIONS.

     During any Year in which this Plan is a Top-heavy Plan, the Employer shall make a minimum contribution or allocation on the last day of the Year for each person who is a Non-key Employee on that day and who either was or could have been an Active Participant during the Year. A Non-key Employee is not required to have a minimum number of hours-of-service or minimum amount of Compensation, or to have had any Elective Deferral Contributions made for him in order to be entitled to this minimum. The minimum contribution or allocation for such person shall be equal to the lesser of (a) or (b) below:

     (a) Three percent of such person's Compensation (as defined in this article).

     (b) The "highest percentage" of Compensation (as defined in this article) for such Year at which the Employer's contributions are made for or allocated to any Key Employee. The highest percentage shall be determined by dividing the Employer Contributions made for or allocated to each Key Employee during such Year by the amount of his Compensation (as defined in this article), which is not more than the maximum set out above, and selecting the greatest quotient (expressed as a percentage). To determine the highest percentage, all of the Employer's defined contribution plans within the Aggregation Group shall be treated as one plan. The provisions of this paragraph shall not apply if this Plan and a defined benefit plan of the Employer are required to be included in the Aggregation Group and this Plan enables the defined benefit plan to meet the requirements of Code Section 401(a)(4) or Code Section 410.

     If the Employer's contributions and allocations otherwise required under the defined contribution plan(s) are at least equal to the minimum above, no additional contribution or reallocation shall be required. If the Employer's contributions and allocations are less than the minimum above and Employer Contributions under this Plan are allocated to Participants, any Employer Contributions (other than those which are allocated on the basis of the amount made for such person) shall be reallocated to provide the minimum. The remaining Contributions shall be allocated as provided in the preceding articles of this Plan taking into account any amount which was reallocated to provide the minimum. If the Employer's total contributions and allocations are less than the minimum above after any reallocation provided above, the Employer shall contribute the difference for the Year.

     The minimum contribution or allocation applies to all of the Employer's defined contribution plans in the aggregate which are Top-heavy Plans. If an additional contribution or allocation is required to meet the minimum above, it shall be provided in this Plan.

     A minimum allocation under a profit sharing plan shall be made without regard to whether or not the Employer has profits.

     If a person who is otherwise entitled to a minimum contribution or allocation above is also covered under a defined benefit plan of the Employer's which is a Top-heavy Plan during that same Year, the minimum benefits for him shall not be duplicated. The defined benefit plan shall provide an annual benefit for him on, or adjusted to, a straight life basis of the lesser of (c) two percent of his average pay multiplied by his years of service or (d) twenty percent of his average pay. Average pay and years of service shall have the meaning set forth in such defined benefit plan for this purpose.

     For purposes of this section, any employer contribution made according to a salary reduction or similar arrangement shall not apply before the first Yearly Date in 1985. On and after the first Yearly Date in 1989, any such employer contributions and employer contributions which are matching contributions, as defined in Code Section 401(m), shall not apply in determining if the minimum contribution requirement has been met, but shall apply in determining the minimum contribution required. Forfeitures credited to a Participant's Account are treated as employer contributions.

     The requirements of this section shall be met without regard to contributions under Chapter 2 of the Code (relating to tax on self-employment), Chapter 21 of the Code (relating to Federal Insurance Contributions Act), Title II of the Social Security Act or any other Federal or state law.

SECTION 10.05--MODIFICATION OF CONTRIBUTION LIMITATION.

     If the provisions of subsection (e) of the CONTRIBUTION LIMITATION SECTION of Article III are applicable for any Limitation Year during which this Plan is a Top-heavy Plan, the benefit limitations shall be modified. The definitions of Defined Benefit Plan Fraction and Defined Contribution Plan Fraction in the CONTRIBUTION LIMITATION SECTION of Article III shall be modified by substituting "1.0" in lieu of "1.25." The optional denominator for determining the Defined Contribution Plan Fraction shall be modified by substituting "$41,500" in lieu of "$51,875." In addition, an adjustment shall be made to the numerator of the Defined Contribution Plan Fraction. The adjustment is a reduction of that numerator similar to the modification of the Defined Contribution Plan Fraction described in the CONTRIBUTION LIMITATION SECTION of Article III, and shall be made with respect to the last Plan Year beginning before January 1, 1984.

     The modifications in the paragraph above shall not apply with respect to a Participant so long as employer contributions, forfeitures or nondeductible employee contributions are not credited to his account under this or any of the Employer's other defined contribution plans and benefits do not accrue for such Participant under the Employer's defined benefit plan(s), until the sum of his Defined Contribution and Defined Benefit Plan Fractions is less than 1.0.

     By executing this Plan, the Primary Employer acknowledges having counseled to the extent necessary with selected legal and tax advisors regarding the Plan's legal and tax implications.


     Executed this _________ day of __________________________, 19___.


                                       FALLBROOK NATIONAL BANK

                                       By: _______________________________

                                           _______________________________
                                                       Title






PLAN EXECUTION                      75

                         AGREEMENT OF TRUST


This Agreement is made as of ____________ by and between ______________ (herein called Grantor) or any successor corporation or business organization which agrees in writing to assume the obligations of the Grantor and Delaware Charter Guarantee & Trust Company (herein called the Trustee).

The Grantor and the Trustee mutually agree as follows:

SECTION 1 - THE TRUST AND TRUST FUND

By executing this Agreement, the Grantor establishes the Trust to hold and distribute the Trust Fund under the provisions of the Plan. The Trust shall be construed, regulated, and administered under the laws of Delaware.

The Trust Fund consists of the total assets held under the Trust for the purpose of providing benefits for Participants. The Trust Fund shall be valued at current fair market value at least annually and, at the discretion of the Grantor, may be valued more frequently. Such valuations may consist of copies of regularly issued broker-dealer statements, copies of insurance company summary account statements, written appraisals provided by qualified independent appraisers, and copies of account statements representing other lawful trust investments including, but not limited to, mutual fund statements. Writing (handwriting, typing, printing) photostating, photographing, microfilming, magnetic impulse, mechanical or electrical recording, or other forms of data compilation shall be acceptable means of keeping records.

The Trustee or their appointed agent shall file with the Grantor an accounting of its transactions as soon as practical after the first day of each Plan year. Any report or accounting which the Trustee files with the Grantor is open to inspection for a period of 60 days following the date it is filed. At the end of the 60 day period, the Trustee is released and discharged as to any matters set forth in the report or account except with respect to any act of omission as to which a Participant, the Plan Administrator, the named Fiduciary, or the Grantor has filed a written objection within the 60 day period.

SECTION 2 - THE TRUSTEE

The Grantor has appointed the Trustee named above. The Grantor has the power to appoint an additional or successor Trustee by providing 30 days written notice to the initially appointed Trustee named above. The Grantor shall notify the appointed Trustee or any other party to this Agreement of any change of Trustee, including appointment of an additional Trustee. If more than one person is appointed as Trustee, the Trustees may, in writing, name one of their number to act in the execution of all documents relating to the Trust.

SECTION 3 - DUTIES OF TRUSTEE

The Trustee shall accept and hold the Trust Fund and administer it according to the provisions of this Agreement of Trust. The Trustee has no duty to demand or require that contributions be made to the Trust, nor shall the Trustee be liable to determine the amount of any contributions to the Trust.

The Trustee is not required to look into any action taken by the named Fiduciary, Plan Administrator, or the Grantor and will be fully protected in taking, permitting, or omitting any action on the basis of their actions. Any action by the named Fiduciary, Plan Administrator, or the Grantor according to the Plan provisions shall be evidenced in writing. The Grantor will indemnify the Trustee by satisfying any liabilities the Trustee may incur in acting according to the Trust provisions upon written instruction from the named Fiduciary, Plan Administrator, or Grantor.

SECTION 4 - POWERS TO TRUSTEE

The Trustee is authorized and empowered only at the direction of the Grantor or its agent:

     a) to hold all or any portion of the assets of the Trust Fund through the facilities of the financial institution selected by the Grantor, Plan Participants, or their Agent;

     b) to sell, exchange, convey, transfer, or otherwise to dispose of any property held by it, by private contract or at public auction;

     c) to make, execute, acknowledge, and deliver any instruments that may be necessary to carry out the powers granted it;

     d) to employ such Agents, actuaries, clerical staff, custodians, and others (including an insurance company) as needed to carry out the Trustee's duties; and

     e) to consult with legal counsel, including the Grantor's counsel, with respect to the meaning or construction of, or the Trustee's obligations or duties under the Trust, or with respect to any action or proceeding or any question of law. The Trustee shall be fully protected with respect to any action it takes in good faith pursuant to the advice of such counsel.

SECTION 5 - EXPENSES

The Trustee shall be paid such reasonable compensation as shall, from time to time, be communicated to the Grantor by the Trustee, or its agent, and such compensation shall be chargeable to the Grantor. The Grantor hereby covenants and agrees to pay the same.

The Trustee shall charge against the Grantor any taxes paid by it which may be imposed under the Trust Fund of the income thereof or upon or with respect to the interest of any person therein which the Trustee is required to pay, as well as all expenses of administration of the Trust including fees for legal services rendered to the Trustee, and the Trust and the Grantor hereby covenants and agrees to pay the same.

In the event the Grantor shall at any time fail to pay the Trustee's compensation, taxes, and expenses within a reasonable time after demand for such payment has been made by the Trustee of the Grantor, the Trustee will charge the Trust Fund such fees, taxes, and expenses and may liquidate such assets of the fund for such purposes as in its sole discretion it shall determine. Notwithstanding any contrary provision of this Agreement, the liquidation of assets to obtain funds, therefore, may be made without the approval or direction of the Grantor. If the Trust Fund is not sufficient to satisfy these fees, taxes, and expenses, then the Trustee will charge the Grantor for such unpaid fees, taxes, and expenses. A late fee may be assessed.

SECTION 6 - ACCOUNTING

The Trustee is not responsible for account of the Trust Fund's transactional activity. Further, the Trustee shall not be responsible to file any report, return or information regarding such transactional activity unless specifically provided under a separate agreement.

SECTION 7 - INDEMNIFICATION

The Trustee shall not be liable for the proper application of any part of the Trust Fund if distributions are made in accordance with the written directions of the Grantor as herein provided, nor shall the Trustee be responsible for the adequacy of the Trust Fund to meet and discharge any and all distributions and liabilities under the Plan.

Neither the Trustee, nor any Agent named hereunder, nor the Grantor, shall be liable hereunder in any respect except for its own negligence or willful misconduct.

The Grantor shall indemnify, save and hold harmless the Trustee (including its affiliates, representatives, and Agents) from and against any liability, cost, or other expense, including, but not limited to, the payment of attorneys' fees that the Trustee may incur in connection with this Trust Agreement or the Plan unless such liability, costs, or other expense (whether direct or indirect) arises from the Trustee's own willful misconduct or negligence. The Grantor recognizes that a burden of litigation may be imposed upon the Trustee as a result of some act or transaction for which it has no responsibility or over which it has no control under this Trust Agreement. Therefore, the Grantor agrees to indemnify and hold harmless and, if requested, defend the Trustee (including its affiliates, representatives, and Agents) from any expenses (including counsel fees, liabilities, claims, damages, actions, suits, or other charges) incurred by the Trustee in prosecuting or defending against any such litigation.

It is agreed that the Trustee is not undertaking any duty or obligation, expressed or implied, to review, and will not be deemed to have any knowledge of, or responsibility with respect to, any transaction involving the investment of the Trust Fund as a result of the performance of its ministerial duties. Therefore, as a result of any act or omission of the Grantor or its Agent or any Participant or as a result of any transaction engaged in by any of them, the receipt and processing of investment orders and other documents relating to Plan assets by an officer or other employee of the Trustee or its affiliates, representatives, or Agents engaged in the performance of purely ministerial functions shall not constitute "knowledge" of the Trustee.

SECTION 8-TERMINATION

The Trustee may resign at any time upon 30 days written notice to the Grantor. The Trustee may be removed at any time by the Grantor upon 30 days written notice to the Trustee. Upon resignation or removal of the Trustee, the Grantor shall appoint a successor Trustee. If within 30 days after the Trustee's resignation or removal, the Grantor has not appointed a successor Trustee which has accepted such appointment in writing, the Trustee reserves the right to appoint the Grantor as successor Trustee. Upon the delivery by the resigning or removed Trustee to its successor Trustee of all property of the Trust Fund, less such reasonable amount as it shall deem necessary to provide for its expenses, compensation, and any taxes or advances chargeable or payable out of the Trust Fund, the successor Trustee shall thereupon have the same powers and duties as are conferred upon the Trustee. No successor Trustee shall have any obligation or liability with respect to the acts or omissions of its predecessors.

The actual appointment of a successor Trustee to whom the Trust assets may be transferred must be fulfilled before the resignation or removal of the Trustee shall become effective. The resigned or removed Trustee shall endorse, transfer, convey, and deliver to the successor Trustee all of the funds, securities, or property then held by it under the Trust, together with such records as may be reasonably required in order that the successor Trustee may properly administer the Trust.

SECTION 9-INSURANCE COMPANY

If any portion of the assets of the Trust Fund are held by an insurance company, such insurance company shall in no event be deemed to be a party to this Trust or to be responsible for its validity. The obligations and responsibilities of the insurance company shall be measured and determined solely by the terms of the annuity contract and any insurance policy, and it shall not be required to do any act not provided for or any act contrary to the provisions of such annuity contract and insurance policy.

The insurance company shall not be required to look into the terms of this Trust or question any action of the Trustee, nor shall it be responsible to see that any action of the Trustee is authorized. The insurance company shall act only upon the written direction of the Trustee and shall be fully discharged from any and all liability for any amount paid to the Trustee, or paid in accordance with the direction of the Trustee, or for any change made or action taken upon such direction, and shall not be obligated to see that any money paid by it to the Trustee or to any person shall be properly distributed or applied. Any instrument executed by the Trustee may be treated as conclusive. The insurance company shall be without liability in taking, permitting, or omitting any action on the faith of any such instrument and shall incur no liability or responsibility for doing so.

SECTION 10-LIMITATION ON RIGHTS AND REMEDIES

The Trustee shall have the right, at any time, to apply to a court of competent jurisdiction for judicial settlement of its accounts or for determination of any questions of construction which may arise or for instructions.

SECTION 11-BINDING ARBITRATION

The Grantor and/or any Participant agrees that all controversies between the Grantor and/or any Participant and/or Beneficiaries and the Trustee and/or any of its officers, directors, or employees, present or former, concerning or arising from (i) any retirement account maintained with the Trustee by the Grantor (ii) any transaction involving any Participant's account, whether or not such transaction occurred in such account or accounts; or (iii) the construction, performance, or breach of the Agreement between us, whether such controversy arose prior, on, or subsequent to the date hereof, shall be determined by arbitration rules of the American Arbitration Association. Any disputes as to the arbitrability of a matter or the manner of such arbitration shall be determined in such arbitration.

Arbitration Disclosures

     (a)  Arbitration is final and binding on the parties.

     (b) The parties are waiving their right to seek remedies in court, including the right to a jury trial.

     (c) Pre-arbitration discovery is generally more limited than and different from court proceedings.

     (d) The arbitrator's award is not required to include factual findings or legal reasoning, and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

     (e) The panel of arbitrators will consist of arbitrators from American Arbitrators Association.

     (f) The arbitration will be under the commercial arbitration rules of the American Arbitration Association.

     (g)  The arbitration shall be held in Wilmington, Delaware.

     (h) Any disputes as to such arbitration or the manner thereof shall be determined in such arbitration.

The determination that any provision of this Trust Agreement is not enforceable in accordance with its terms in a particular jurisdiction shall not affect the validity or enforceability of the remaining provisions of this Trust Agreement generally or in any other jurisdiction or as to any other parties, but rather such unenforceable provisions shall be stricken or modified in accordance with such determination only as to such parties and this Trust Agreement, as so modified, shall continue to bind the specific parties involved therein and otherwise all parties in unmodified form.

All contributions to the Trust shall be deemed to take place in the state in which the principal place of business of the Trustee is located.

SECTION 12-EXECUTION

This Agreement of Trust shall be executed in counterparts of each of which shall be deemed an original. By signing below, the Grantor acknowledges having counseled to the extent necessary with its attorney regarding the legal and tax implications of establishing a Trust using this Trust Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement of Trust as of this _________ day of ______________.

FOR THE GRANTOR

________________________

________________________
         (Title)

The undersigned hereby accepts appointment as Trustee hereunder and agrees to be bound by the terms of this Agreement of Trust.

ACCEPTANCE OF TRUSTEE

________________________

________________________
         (Title)

                                       7